PART II: INFORMATION REQUIRED IN OFFERING CIRCULAR

ITEM 1 COVER PAGE OF PRELIMINARY OFFERING CIRCULAR

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

As soon as practicable after the effective date of the Offering Statement

SENSORTECNICS INC.

(A Development Stage Company)

90 Canal Street, 4th Floor, Boston Massachusetts, 02114, United States

Best Efforts Offering

8,333,333 Shares of Common Stock at $6.00 per Share

$49,999,998 Aggregate Offering

Minimum Offering: Not Applicable

Termination Date of Offering Period: April ___, 2020 Unless Earlier Terminated

An Offering Statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to the securities described herein below has been filed with the U. S. Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular is subject to completion or amendment (the “Preliminary Offering Circular”). The securities described herein may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before the registration or qualification under the laws of any such state. The applying Issuer/Registrant may elect to satisfy its obligation to deliver a final offering circular (“Final Offering Circular”) by sending you a notice within two business days following the completion of its sale to you that contains the uniform resource locator (“URL”) where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed or may be obtained.

Preliminary Offering Circular Dated July ___, 2019

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The Company is a development stage company—i.e., a start-up without current revenue or operations. There currently is no market for our securities and a public market may never develop or, if any market does develop, it may not be sustained. Very specifically, our common stock is not traded on any exchange or on the over-the-counter market at the time of this Offering, albeit it is the Company’s expectation to be listed toward the end of the up to 9 month Offering Period (respectively the “Offering” and the “Offering Period”)) on the highest available exchange or proprietary market for which it then qualifies. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop. The proceeds from this Offering will employed as outlined in “Use of Proceeds” and “Description of Business.”

	Price to the Public	Underwriting Discount and Commissions	Proceeds to Issuer (2)(3)(4)	Proceeds to Other Persons

Per Share (3)	$6.00	(1)	$6.00	(4)

Total Minimum: Not Applicable	N/A	N/A	N/A	N/A

Total Maximum:	$49,999,998,	(1)	$49,999,998	(4)

________

(1)	The Company’s common stock (the “Shares) is being offered on a “best-efforts” basis through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, a selling agreement had been entered into by us with ___ broker-dealer firm(s), ____________. Selling commissions of from __%-8% of the Offering Price may be paid to broker-dealers who are members of FINRA with respect to sales of Shares made by them in connection with the offering of Shares. We may be required to indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular. We reserve the right to enter into posting agreements with equity crowdfunding firms, not associated with FINRA members, in connection with this Offering, for which we may pay non-contingent fees as compensation.

(2)	The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in the Offering of the Shares. See “Use of Proceeds” and “Plan of Distribution.”

(3)	The Shares are being offered pursuant to Regulation A and the associated Securities Act Section 3(b) for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. See “Plan of Distribution.”

(4)	The Company anticipates that it will incur approximately $30,000 in legal and aggregate accounting fees for professionals retained by the Company for this Offering. None of these expenses will be paid to a FINRA member.

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We are providing the disclosure in the format prescribed by Part II of Form 1-A.

THIS OFFERING CIRCULAR IS NOT KNOWN TO CONTAIN AN UNTRUE STATEMENT OF A MATERIAL FACT, NOR TO OMIT MATERIAL FACTS WHICH, IF OMITTED, WOULD MAKE THE STATEMENTS HEREIN MISLEADING. IT CONTAINS A FAIR SUMMARY OF THE MATERIAL TERMS OF DOCUMENTS SUMMARIZED HEREIN. REFERENCE SHOULD BE MADE TO THE CERTIFICATION OF RIGHTS, PREFERENCES AND PRIVILEGES AND OTHER DOCUMENTS REFERRED TO HEREIN, COPIES OF WHICH ARE ATTACHED HERETO OR WILL BE SUPPLIED UPON REQUEST, FOR THE EXACT TERMS OF SUCH AGREEMENTS AND DOCUMENTS.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING HIS INVESTMENT.

If a subscription is rejected, the associated proceeds will be returned to the investors without interest. Otherwise, since there is no minimum offering, proceeds from the sale of Shares will be retained by the Company.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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DISTRIBUTION SPREAD

This is the initial offering of common stock of Sensortecnics Inc., a recently organized Colorado corporation (hereinafter sometimes referred to as “Sensortecnics,” the “Company, “we”, “us” and “our”). We are offering for sale a total of 8,333,333 shares of our common stock at a fixed price of $6.00 per share for the duration of this Offering. There is no minimum that must be sold by us. The Offering is being conducted on a “best efforts” basis through registered broker-dealers which firms will be paid brokerage commissions ranging from a negotiated __%-8% of the Offering Price. To the extent that our officers and/or directors introduce friends, family members and business acquaintances to such selling agents, such officer and director will not receive commissions or any other remuneration from any such sales. We are employing Regulation A to qualify our securities for public trading under applicable Commission rules and will be subject to reduced Regulation A alternative public company reporting requirements.

The Shares will be offered for sale at a fixed price of $6.00 per share for a period of 90 days from the effective date of this Offering Circular, unless extended by our board of directors for up to an additional 180 days. If all of the Shares offered by us are purchased, the gross proceeds to us will be $49,999,998. All funds raised will become available to us and will be used in accordance with our intended “Use of Proceeds” as set forth herein. Unless the subscription is rejected, investors are advised that they will not be entitled to a return of their subscription funds and could lose their entire investment.

There are selling security holders under this Offering as described in “Plan of Distribution and Any Selling Shareholders” on page ____ of this Offering Circular.

We are a development stage company and currently have no operations, albeit with a portfolio of technologies described in “Description of Business.” Any investment in the Shares offered hereby involves a high degree of risk. You should only purchase Shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for the Company.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

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NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

[Balance of Page Intentionally Left Blank.]

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ITEM 2

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ITEM 3

SUMMARY OF OFFERING AND RISK FACTORS

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Offering Circular. Prospective investors should consider carefully the information discussed under “Summary of Offering and Risk Factors.” An investment in our securities presents substantial risks and you could lose all or substantially all of your investment.

Basis of Presentation; Explanatory Notes

For interpretative purposes, respective to our responses in this Offering Circular, we consider ourselves a “small business” as that term is defined in 17 CFR 230.157.

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Notice as to Forward-Looking Statements

There are various sections of this Offering Circular that contain “forward-looking statements.” We use words such as “believe, “intend,” “expect,” “anticipate”, “plan,” “may,” “will” and similar expressions (in either their singular or plural forms) to identify forward-looking statements. All forward-looking statements including, but not limited to, forecasts, projections or estimates concerning any former business or plan of operations, including demand for our products and services, mix of revenue streams, ability to control and/or reduce operating expenses, anticipated operating results, cost savings, product development efforts, general outlook of our business and industry, our business, competitive position, adequate liquidity to fund our operations, and meet our other cash requirements, are inherently uncertain as they are based on our management’s expectations and assumptions concerning such future events. These forward-looking statements are subject to numerous known and unknown risks and uncertainties. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those we anticipate and conveyed by the use of such forward-looking statements and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular are made as of the date hereof, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

The following Summary highlights material information contained elsewhere in this Offering Circular. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire Offering Circular carefully, including the “Summary of Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements.

OVERVIEW

8,333,333 shares of common stock (the “shares”) are being offered hereby on a best efforts basis by Sensortecnics Inc., a development stage Colorado corporation (“Sensortecnics,” the “Com-pany,” “we,” “us” or “our”).

At the present time, there is no public market for the Company’s securities. An investment in the Shares offered for sale under this Offering Circular involves a high degree of risk. You should purchase Company securities only if you can afford losing your entire investment. (See “Risk Factors” beginning on page ___ of this Offering Circular.)

Unless earlier terminated, the Offering Period will be up to 90 days from the date hereof unless extended for up to an additional 180 days in the sole discretion of the Company. The Company is offering up to a maximum of $49,999,998 of such Shares. (See “Plan of Distribution.”) The date that the Company has accepted subscriptions for up to 8,333,333 Shares will mark the end of the Offering Period. At such time, the up to nine (9) month Offering Period will alternatively be concluded, discontinued or, with appropriate SEC post-effective amendments, extension. As described in greater detail in “Plan of Distribution,” the Offering is being made pursuant to an Offering Circular which may be extended for additional periods which will, in the aggregate, not exceed 24 months from the date of this Offering Circular and only if this Offering Circular and associated Offering Statement is substantively amended. During the Offering Period, unless the terms of the Offering are revised, Shares will be offered at $6.00 per share (the “Selling Price”). If subscriptions are rejected during the Offering Period (as it may be extended), investor funds will be promptly returned, excluding any interest.

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The minimum purchase is $1,200 (200 shares at $6.00 per share); additional purchases by existing Shareholders may be made in increments of $600 or more.

INVESTORS ARE CAUTIONED TO CAREFULLY EVALUATE THE COMPANY’S ABILITY TO FULLY ESTABLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO CURRENT DOLLAR VOLUME OF SUBSCRIPTIONS.

UNTIL OCTOBER ___, 2019 (90 DAYS AFTER THE DATE HEREOF), ANY BROKER-DEALER EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A CURRENT COPY OF THIS OFFERING CIRCULAR. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A COPY OF THIS OFFERING CIRCULAR WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO ANY UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

The following Summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Offering Circular. All references in this Offering Circular to shares are as of December 31, 2018 unless otherwise specified. Prospective investors should carefully consider the information set forth under the heading “Summary of Risk Factors.”

Sensortecnics is a recently organized Colorado corporation located at 90 Canal Street,4th Floor, Boston, Massachusetts, 02114, United States of America (telephone: 857-323-9025).

The Company is, in the management’s opinion, a smart innovation company with multiple cutting-edge technologies across a number of markets primarily for mission critical applications. The Company has acquired these technologies from Mohammed Zulfiquar (the Chairman of the Board) directly or through companies he controls.

For the past 8 years, Mr. Zulfiquar has been working privately, in our opinion, to solve some of the most challenging technological issues in several mission critical applications including; smart buildings, water and gas pipeline infrastructure, water purification, border protection, harvesting energy in a box and other technologies assigned to or licensed by Sensortecnics at this time or over time). The Company has decided to raise money in the United States and become a publicly traded company towards the end of this Offering Period.

As an emerging growth company in the early development stage, our plan of operations has been structured in a manner that management believes brings the requisite skills and services to the Company in order to operate efficiently and at the same time manage overhead costs. It is anticipated that initially the Company will not have employees beyond its officers and directors as outlined below—at least until adequate funds are raised in this Offering.

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Our business plan is to build a world class business with sustainable growth for Sensortenics and its shareholders based on technologies the Company has been assigned or licensed. We believe that objective is possible because of the highly disruptive technologies controlled by Sensortecnics at this time and going forward. Based on the funding sought to be acquired in this Offering, we will roll out as quickly as funding from this Offering permits—i.e., “commercialize”—the technologies here outlined.

SUMMARY FINANCIAL DATA

The Summary Financial Information, all of which has been derived from audited financial statements included elsewhere in this Offering Circular, reflects the operations of the Company for its limited operating history as of and for the period from inception (October 8, 2018) to October 31, 2018. This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Current Assets	$15,000
Non-current Assets	$0
Current liabilities	$0
Long Term Liabilities	$0
Gross Profit	$0
Loss from Continuing Operations since inception	$(203,350)
Net Loss	$(203,350)

PRO FORMA FINANCIAL INFORMATION

Pro forma financial information has not been presented since no significant business combination has occurred or is probable and, even where possible or remote, there have been no significant historical operations. Consequently, pro forma information would serve no useful purpose.

Audited financial statements as of October 31, 2018 (see Appendix I) are provided in this Offering Circular. In addition, summary financial data is provided in “Selected Financial Data” above.

RISK FACTORS

Overview

Since its inception, Sensortecnics has operated purely through private investments. The Company uses a highly streamlined model, and enjoys limited running and operational costs, with the bulk of its assets being held as an extensive Intellectual Property portfolio. We intend to use the finances from the Offering to take the Company’s products to market in phased stages and to continue the innovation and the development of its IP portfolio. We are committed to maintaining a highly protective stance on the Company’s IP portfolio both for new and existing technologies.

It is our aim to commercialize our products and services through a series of licensing and/or assignment agreements to various parties and/or joint venture agreements with strategic partners. There are a number of agreements under discussion, although, with its core product suite at varying stages of development, there are none currently in place. Our emphasis in the last 8 months has been the raising of finance contemplated in this Offering.

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Because we believe that risk is a critical component of our business, we intend to develop a robust system to monitor and manage any potential issues before they become a problem ensuring the best interest of shareholders and the business. Part of that confidence is based on the extensive experience our CEO, Mohammed Zulfiquar, has in risk management. Well respected in the risk industry, Mr. Zulfiquar has received several awards for his contribution to risk management and business continuity. Indeed, in 2000, Mr. Zulfiquar developed the world’s first real time Business Continuity Management (BCM) software which model was adapted by IBM and now by other global players.

SWOT (Strengths, Weakness, Opportunities and Threats)

To this end, Sensortecnics commissioned its advisors to draw up a full risk analysis of the Company, styled (using United Kingdom terminology and standards), i.e. “SWOT Analysis.” A basic chart of the SWOT analysis is set forth below:

Strengths:	Weaknesses:

• Low financial risk profile

• High level of competence/competitive skill

• Adequate finance resources

• Acknowledged market leader

• Well-conceived functional areas

• Access to economies of scale

• Insulated from strong competitive pressure

• Proprietary technology

• Good at creating new technologies

• Strong management

• Superior /technological/technical skills

• Cost/price advantage

• Missing key skills or competencies • Weak market image • Below average marketing skills • Currently unable to finance needed strategy changes

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Opportunities:	Threats:

• Emerging markets

• Regulatory and government support

• Additional customer groups that we could serve

• New markets or market segments to enter

• Expand our products/service line to meet customer needs

• Diversify into related products

• control sourcing or supply activities (vertical integration)

• Falling trade barriers are opening foreign markets to us

• Our rivals are becoming complacent• Pertinent markets growing faster than in the past

• Fewer regulatory requirements will make doing business easier for us

• Sales of substitute product/services are rising • There are adverse shifts in foreign exchange rates and/or trade policies

In that context, investing in our Shares involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase our Shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly. As a result, if and when our common stock is eligible to become quoted, the trading price of our Shares could decline, and you may lose all or part of your investment in our Shares. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities. Please pay special attention to Risk Factor (21) relating to the current portfolio of technologies on a technology-by-technology basis.

(1) THE PRICE OF THE SHARES OFFERED HAS BEEN ARBITRARILY ESTABLISHED. The $6.00 per share price of the common stock has been established by our current management, considering such matters as the state of the Company’s business development and the general condition of the industries in which it expect to operate. The offering price bears little relationship to the Company’s assets, net worth or any other objective criteria. (See “Dilution” described on page __ below.)

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(2) THE COMPANY, IN THE EARLY STAGES OF DEVELOPMENT, HAS ONLY RECENTLY BEEN ORGANIZED, NO HISTORY OF OPERATIONS AND MINIMAL CAPITAL RESOURCES, WHICH MAY BE INADEQUATE TO FULLY IMPLEMENT ITS BUSINESS PLAN. IN ADDITION, UNFORESEEN MARKET FLUCTUATIONS CAN ADD TO THE VOLATILITY OF THE COMPANY’S DEVELOPMENT PLANS. IF ADDITIONAL FINANCING IS REQUIRED BUT NOT OBTAINED, OR MARKET CONDITIONS DO NOT IMPROVE, THE INVESTOR RISKS LOSING ALL OR PART OF HIS INVESTMENT. (See “Description of Business.”) To the extent that the Company implements its technology development and commercialization plans, fluctuations in the underlying markets and general economic conditions could (at minimum) cause delays in the execution of the business plan, if not outright abandonment. Such consequence could be compounded with all of the problems, expenses, delays and risks inherent in a new business enterprise (including limited capital, delays in program development, possible cost overruns, uncertain market acceptance and a limited operating history). (See also below “Risk Factors -- Reliance on Management”.) In addition, the Company’s future success will depend upon factors which may be beyond its control or which cannot be predicted at this time and could cause investors to lose all of their investment.

Moreover, the Company will be required to obtain all necessary federal, state and local permits, licenses and approvals necessary to operate in multiple industries concurrently. The Company will rely on input and professional relationships provided by current management to develop and commercialize the Company’s existing and prospective intellectual property. Indeed, the Company might not achieve profitability in the future. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations.”)

In addition, the Company’s minimal capital resources are not adequate to fully implement its business plan. For example, if the Company only raised $999,998, the Company is expected to be sustainable for approximately 6-12 months without additional financing through good financial management controls and by adjusting its monthly cash burn rate. Thereafter, if additional financing is required but not obtained, the investor risks losing all or part of his/her investment. Conversely, if the Company achieves the $49,999,998 maximum associated with this Offering, there will be no additional financing required for the foreseeable future. If additional financing in fact is required, it might not be available to the Company if and when required, or on terms acceptable to the Company. If such additional financing is not available, the Company might have to sell additional stock which might result in substantial dilution of the equity interests of existing shareholders.

(3) GOING CONCERN REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM RAISES DOUBT AS TO THE COMPANY’S ABILITY TO CONTINUE OPERATION WITHOUT FUNDS FROM THE OFFERING AND THEREFORE THE INVESTORS COULD LOSE THEIR INVESTMENT. The factors described above in Risk Factor (2) above (regarding early stage of development) raise substantial doubt about the Company’s ability to continue as a going concern. In this regard, see the Report of Independent Registered Public Accounting Firm accompanying the Company’s audited financial statements appearing elsewhere herein which cites substantial doubt about the Company’s ability to continue as a going concern. There can be no assurance that the Company will achieve profitability in the future, if at all. As a result of these and other factors, there can be no assurance that the Company’s proposed activities and/or acquisition of majority ownership in the businesses of other companies will be successful or that the Company will be able to achieve or maintain profitable operations. If the Company fails to achieve profitability, its growth strategies could be materially adversely affected. (See “Management’s Discussion and Analysis of Financial Condition and Prospective Results of Operations.”)

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(4) THE RISK OF RELYING ON A MANAGEMENT TEAM WHICH HAS NOT PREVIOUSLY WORKED TOGETHER COULD CREATE INTERNAL CONFLICTS DUE TO DIFFERENT OPERATING STYLES AND PHILOSOPHIES. THE RESULT MAY STALL IMPORTANT BUSINESS DECISIONS AND CREATE POOR WORKING CONDITIONS, SUBSEQUENTLY COSTING THE COMPANY TIME AND MONEY AND POSSIBLY RESULTING IN THE INVESTORS LOSING THEIR INVESTMENT. Investors will have no right or power to take part in or direct the management of the Company. Accordingly, no investor should purchase Shares unless such investor is willing to entrust all aspects of the operations of the Company to current management. This potential risk is even more important in this Offering since the Company’s business is dependent to a significant degree upon the performance of its principal shareholder, Chairman and CEO, Mohammed Zulfiquar, the departure or disabling of which would likely have a material adverse effect on the Company’s performance and who is required to devote his services exclusively to the Company. The Company will take out key man insurance for all Directors and officers. This is a standard protocol in the UK to cover related costs in the event a key employee leaves or passes away.

Therefore, the investors are at risk for losing some or all of their investment if the key employee(s) leave the Company before the management team develops redundancy for those employees.

(5) BASED ON THE BROAD DISCRETION OF MANAGEMENT, THERE IS ASSOCIATED RISK REGARDING THE USE OF PROCEEDS, SUBSEQUENTLY CREATING A SITUATION WHERE MANAGEMENT DEPLETES THE OPERATING CAPITAL IN TECHNLOGIEST THAT DO NOT RETURN ENOUGH PROFITS TO FUND OPERATIONS, WHICH IN TURN COULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. A portion of the net proceeds of this Company have been allocated to working capital and, among other things, to commercialize its IP portfolio. The Company expects to use proceeds of this Offering as outlined in “Application of Proceeds.” While management of the Company retains broad discretion as to working capital, the proceeds from the Offering are discussed in “Use of Proceeds” and “Description of Business.”

(6) FUTURE EXPANSION MIGHT NOT BE POSSIBLE OR PROFITABLE DUE TO A POTENTIAL LACK OF DIVERSIFICATION OR FINANCIAL OVER-EXTENSION OF THE COMPANY WITH NO PROFITS TO REINVEST FOR SUSTAINABILITY. IN THE EVENT OF EITHER, INVESTORS COULD LOSE THEIR INVESTMENT. As a result of this Offering, the Company is expected to expand into activities in which management has not previously operated and anticipates generally experiencing significant expansion. This includes no experience by the current management in marketing expertise and, more specifically, the commercialization of the technologies that the Company controls. If the Company has difficulty in finding management personnel that could effectively develop and commercialize the Company’s associated technologies could cause the loss of the investment into those sectors. It is possible (as a result of these recent preliminary activities and potential future technology roll out) that the Company’s management will be required to manage larger business operations than historically has been the case. It is possible that the Company will fail at its attempts to effectively implement the organizational and operational systems necessary for optimal management integration of its expanded activities, which could cause a loss of the investor’s money.

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(7) THERE IS RISK ASSOCIATED WITH INCREASED COMPETITION FROM EXISTING AND FUTURE COMPETITORS THAT MAY MATERIALLY AND ADVERSELY AFFECT THE COMPANY’S ABILITY TO ACHIEVE PROFITABILITY AND CAUSE INVESTORS TO LOSE THEIR INVESTMENT. The Company’s business plan spans multiple technologies and industries which, in some cases, overlap and are highly competitive. The Company faces substantial competition from a number of well-financed companies, many of whom have greater resources and are more established than the Company. Increased competition by existing and future competitors in the technologies and industries that the Company will be pursuing could materially and adversely affect the Company’s ability to achieve profitability.

(8) NO MARKET STUDIES HAVE BEEN COMPLETED TO SUBSTANTIATE THE PROBABILITY OF SUCCESS, AND WITHOUT PREPARATION OF A FEASIBILITY STUDY, THE COMPANY COULD EXHAUST ALL ITS CAPITAL TRYING TO MAKE THE BUSINESS WORK AND THE INVESTORS WOULD LOSE THEIR INVESTMENT. In formulating its business plan, the Company has relied on the judgment of its management. No formal, independent market studies concerning the demand for the Company’s proposed acquisitions have been conducted; however, market studies are expected to be employed in the future. Directly or indirectly, the Company will use a significant portion of the proceeds of this Offering to validate the technical, legal and economic feasibility of its business plan. To the extent that the Company determines any or a part of its business plan is not feasible, or to the extent the Company is unable to make a determination of feasibility and/or to modify its business plan or create the technologies it envisions, the Company will be unable to proceed to develop in accordance with its business plan and investors may lose their entire investment in the Company.

(9) THE COMPANY’S SERVICES WILL EXTEND TO DOMESTIC AREAS THROUGHOUT THE UNITED STATES, WHICH CARRIES SUBSTANTIAL RISK ASSOCIATED WITH THE RESPECTIVE MARKET AND ECONOMIC CONDITIONS. DECLINING MARKET CONDITIONS MAY RESULT IN POTENTIAL DECREASED CASH FLOW AND PROFITABILITY WITH LITTLE TO NO WARNING AND MAY BE IMPOSSIBLE TO OVERCOME, WHICH WOULD CAUSE THE INVESTORS TO LOSE THEIR INVESTMENT. There is no prior proof of the acceptance of the Company’s contemplated business plan. The Company intends to commence operations at a time when the industries affected by consumer products (and especially services) are rapidly evolving and is characterized by an increasing number of market entrants. As is typical of new and rapidly evolving industries, demand and market acceptance for recently introduced technologies, products and services is subject to a high level of uncertainty and risk. Because the market for certain of the Company’s contemplated technologies, products and services is new and evolving, it is difficult to predict the future growth rate, if any, and size of the market for a given technology and/or associated line of business.

(10) BRAND DEVELOPMENT AND BRAND ACCEPTANCE IS DIFFICULT TO CREATE AND, IF NEGATIVE BRANDING OCCURS, IT CAN BE DIFFICULT TO OVERCOME, NEGATIVELY IMPACTING FUTURE SALES AND PUTTING THE INVESTORS AT RISK OF LOSING THEIR INVESETMENT. The Company believes that establishing and maintaining a brand identity is a critical aspect for attracting and expanding its targeted audience and that the importance of brand recognition will increase due to the growing number of competitive products and services expected as a result of its prosecution of the technologies currently or in the future controlled by the Company. Promotion and enhancement of the Company’s brand will depend largely on its success in continuing to provide high quality products and services at the subsidiary level. If the Company is unable to provide high quality services or otherwise fails to promote and maintain its brand to its intended customer base, incurs excessive expenses in an attempt to improve or promote and maintain its brand, the Company’s business, results of operations and financial condition could be materially and adversely affected and investors could lose their investment.

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(11) THE COMPANY IS SUBJECT TO DIRECT GOVERNMENT REGULATIONS APPLICABLE TO ITS ACTIVITIES AS WELL AS GENERAL BUSINESS PRACTICES IN ANY LINES OF BUSINESS IN WHICH IT WILL OPERATE. THESE RULES AND REGULATIONS ARE SUBJECT TO CHANGE. GOVERNMENTAL REGULATION AND LEGAL UNCERTAINTIES POSE A CERTAIN RISK WHICH MAY IMPACT THE TECHNOLOGY, PRODUCTS AND/OR SERVICES OFFERED BY THE COMPANY, INCREASE ITS COST OF DOING BUSINESS AND SUBSEQUENTLY CAUSE THE INVESTOR TO LOSE THEIR INVESTMENT. In light of laws and regulations currently applicable directly to consumer and/or business products and services, the Company and/or the lines of businesses expected to be pursued will be subject to direct government regulation in certain portions of its contemplated activities as well as regulations applicable generally to business. It is beyond the scope of this discussion to go into all applicable laws and regulations that may impact the Company, especially if the Company ramps up (as expected) its ambitious business plan. The Company and/or the lines of businesses it seeks to acquire will initially be subject mainly to those regulations generally applicable to business, including:

•	We will have to comply with regulations in any state in which we have a physical presence.

•	In turn, liability insurance may need to be in place on the associated business property.

•	Moreover, given the ambitious business plan, adoption of new laws or the adaptation of existing laws which impact the technologies, product or services to be offered by the Company, may change the way in which the Company planned to do business, which could decrease the demand for the Company’s services and businesses, increase the cost of the Company doing business and therefore cause the investor to lose their investment.

•	As a further example, namely the energy sector (refer to the description of Ebox in “Description of Business” further in this Offering Circular), federal and state regulations are subject to change and may affect business operation negatively. Federal guidelines may impose new or arduous requirements that cause the Company to significantly change its operation to cope with changes in the laws. Significant safety protocols are in place to protect a business’ employees, and all measures must be taken to ensure workplace safety standards are upheld. Changes to any requirement by federal, state or local governments, can significantly affect the Company, its operations and its revenue, and therefor cause the investor to lose their investment.

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(12) THE COMPANY MAY NOT GENERATE SUFFICIENT REVENUES TO BE PROFITABLE AND PAYMENT OF DIVIDENDS TO SHAREHOLDERS, IF ANY, IS ENTIRELY AT THE DISCRETION OF MANAGEMENT. DIVIDENDS MAY BE FURTHER RESTRICTED UNDER FUTURE CREDIT OR OTHER FINANCING AGREEMENT(S), AND SHAREHOLDERS MAY NOT RECEIVE DIVIDENDS AND/OR COULD LOSE THEIR INVESTMENT. Payment of dividends, if any, to shareholders is entirely at the discretion of the Board of Directors, currently comprised of three (3) directors—including its Principal Shareholder (Mr. Mohammed Zulfiquar). In fact, the Board could vote dividends for all shareholders (mainly themselves) that may not be in the Company’s best interests. In any event, the Company’s technologies, products and/or services and may not be accepted in the marketplace, and there would subsequently be insufficient revenues generated for the Company to be profitable. Not only has the Company not paid any dividends to date, it anticipates that, for the foreseeable future, it will retain any earnings for use in the operation and future expansion of its business activities. Moreover, the Company may be restricted from paying dividends to its shareholders under future credit or other financing agreement(s). (See Risk Factor (13) following.)

(13) THE COMPANY INTENDS TO LIST SHARES FOR TRADING ON ANY AVAILABLE SECONDARY MARKET. HOWEVER, UNTIL A MARKET DEVELOPS, A PURCHASER MAY BE UNABLE TO LIQUIDATE THEIR INVESTMENT IN THE EVENT OF AN EMERGENCY OR FOR ANY OTHER REASON AND THE SHARES MAY NOT BE READILY ACCEPTED AS COLLATERAL FOR A LOAN. LIQUIDITY OF THE TRADING MARKET FOR THE SHARES AND AN ACTIVE ONGOING PUBLIC MARKET CANNOT BE GUARANTEED. IF AN ACTIVE PUBLIC MARKET DOES NOT DEVELOP OR IS DEVELOPED BUT NOT MAINTAINED, THE MARKET PRICE AND LIQUIDITY OF THE SHARES MAY BE ADVERSELY AFFECTED CAUSING INVESTORS TO LOSE THEIR INVESTMENT. The Company’s shares are not publicly traded and are not likely to be traded until late in the Offering Period associated with this up to $49,999,998 Offering. (See “Plan of Distribution.”) Such a publicly traded status requires the Company to enlist broker-dealer(s) to serve as market maker(s). Even if found, any market maker of the Company’s shares may discontinue such activities at any time without notice. The Company intends to list the Shares for trading on any available secondary market or quotation system as early as possible. However, until a market for its Shares develops, a purchaser may be unable to liquidate his or her investment. Liquidity of the trading market for the Shares and an active ongoing public market cannot be guaranteed. If an active public market does not develop or is not maintained, the market price and liquidity of the Shares may be adversely affected. Consequently, holders of Shares acquired pursuant to this Offering may not be able to liquidate their investment in the event of an emergency or for any other reason, and the Shares

(14) CYCLICALITY OF BUSINESS AND REVENUES IN THESE SECTORS COULD BE SUBJECT TO SEVERE DOWNTURNS BASED ON MARKET AND ECONOMIC FLUCTUATIONS OUT OF THE COMPANY’S CONTROL THAT COULD RESULT IN INVESTORS LOSING ALL OR PART OF THEIR INVESTMENT. While not anticipated, revenues of the Company, as well as those of the services portion of its lines of business generally, could be cyclical. Most technologies (and associated industries) the Company seeks to develop are expected to have at least stable (if not significant) growth potential. However, demand for any product or service is subject to market conditions and could cause a downturn for the Company and any subsidiaries. This could be reason for the investor to lose their investment.

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(15) THERE IS NO DIRECT CORRELATION BETWEEN THE OFFERING PRICE OF THE SHARES AND THE COMPANY’S ASSETS, NET WORTH, EARNINGS OR ANY OTHER ESTABLISHED CRITERIA OF VALUE. THE PRICE OF THE SHARES IS NOT NECESSARILY INDICATIVE OF THE PRICE AT WHICH THE SHARES MAY BE TRADED. INVESTORS PURCHASING SHARES UNDER THE INCORRECT ASSUMPTION OF A DIRECT CORRELATION BETWEEN SHARE PRICE AND COMPANY VALUE COULD LOSE ALL OR PART OF THEIR INVESTMENT. The offering price of the Shares offered hereby has been determined by management of the Company and bears no direct relationship to the Company’s assets, net worth, earnings or any other established criteria of value. Therefore, the price of the Shares is not necessarily indicative of the price at which the Shares may be traded following the consummation of this Offering.

(16) IMMEDIATE DILUTION WILL OCCUR; COMPANY SHARES ARE SUBJECT TO DIMINUTION OF VALUE UP TO A MAXIMUM OF $4.26 PER SHARE SINCE SHARES ARE NOT BASED ON THE COMPANY’S ASSET VALUE. THEREFORE, THE INVESTORS MAY IMMEDIATELY LOSE MOST OF THEIR INVESTMENT PRIOR TO COMMENCEMENT OF ACTIVE OPERATIONS. This Offering will result in immediate and substantial dilution of the net tangible book value per common share. Investors who purchase Shares offered hereby will experience immediate dilution based on the difference between the subscription price and the net tangible book value per common share.

(17) THE PRINCIPAL STOCKHOLDER (RETAINING 69.76% OF THE SHARES IF THE MAXIMUM OFFERING IS ACHIEVED AND UP TO 97.55%, FOR EXAMPLE, IF ONLY $999,998 IS ACHIEVED) MAY BE ABLE TO CONTROL THE OUTCOME OF ALL MATTERS SUBMITTED FOR A VOTE, INCLUDING THE ELECTION OF THE COMPANY’S DIRECTORS. SUCH CONTROL BY THE PRINCIPAL STOCKHOLDER MAY POSITIVELY OR NEGATIVELY INFLUENCE CERTAIN TRANSACTIONS REGARDING ACTUAL OR POTENTIAL CHANGE OF CONTROL OF THE COMPANY AND SHARE PREMIUMS, AND INVESTORS MAY NOT HAVE THE ABILITY TO EFFECTIVELY CONTROL THEIR INVESTMENT. Prior to the offering, Mohammed Zulfiquar (the Chairman, one of three (3) directors, the CEO super-majority shareholder (the “Principal Stockholder”) owns in the aggregate 98.352% (20,000,000 of the Company’s 20,335,000 outstanding Shares on the date of this Offering Circular). (See “Security Ownership of Certain Beneficial Owners and Management.”) Upon completion of the Offering, the Principal Stockholder’s aggregate share ownership in the Company will permit him to retain not less than 69.76% of the Shares, assuming the $49,999,998 maximum is raised. Consequently, the Principal Stockholder may be able to effectively control the outcome on all matters submitted for a vote to the Company’s stockholders for the foreseeable future (particularly if significantly less than the $49,999,998 maximum is raised). Specifically, at least initially, the Principal Stockholder may be able to elect all of the Company’s directors. Such control by the Principal Stockholder may have the effect of discouraging certain types of transactions involving an actual or potential change of control of the Company, including transactions in which holders of Shares might otherwise receive a premium for their Shares over then current market prices.

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(18) ANY SUBSTANTIAL SALE OF STOCK BY EXISTING SHAREHOLDERS COULD DEPRESS THE MARKET VALUE OF THE STOCK, THEREBY DEVALUING THE MARKET PRICE AND CAUSING INVESTORS TO RISK LOSING ALL OR PART OF THEIR INVESTMENT. All Shares held by the Principal Stockholder are “restricted” and/or “control” shares as defined in Rule 144 under the Securities Act (“Rule 144”). This Rule also extends to non-affiliates of the Company with regard to restricted shares, that is those not freely tradable. All of these restricted shares have been owned beneficially for more than one year by existing shareholders and may not be sold in the market pursuant to Rule 144 until at least one year has passed from the date of their purchase (or six (6) months in the case of a reporting company), if so reporting for at least 90 days. The Company can make no prediction as to the effect, if any, that sales of Shares, or the availability of Shares for future sale, will have on the market price of the Shares prevailing from time to time. Sales of substantial amounts of Shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the Shares. Such sales may also make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price which it deems appropriate. The Principal Stockholder has agreed to a “lock-up” agreement such that he is prohibited from selling Shares in the Company for not less than 180 days from the date of this Offering Circular.

(19) WE MAY EXPERIENCE RISKS ASSOCIATED IF OUR SHARES WERE TO BECOME CLASSIFIED AS “PENNY STOCK” ONCE OUR COMMON STOCK BEGINS TRADING. At $6.00 per share, the Company’s Shares would not be deemed “penny stock” as defined. Once our common stock is quoted over-the-counter, if at all, subject to the Commission’s acceptance of our Regulation A Offering and FINRA’s permission to have a symbol issued and our stock quoted, our stock will not subject to “penny stock” rules as defined in the Securities Exchange Act of 1934 Rule 3a51-1 unless the share price will have dropped at the time of the trading market commencing. If that were the case, because of the constraints on trading resulting from the “penny stock” definition, investors may encounter difficulty in selling their stock. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Our common stock will not be subject to these penny stock rules for the foreseeable future. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities that are listed on a national, regional or international stock exchange. Penny stocks generally are equity securities with a price of less than $5.00 plus cost of brokerage execution (other than securities registered on certain national securities exchanges or quoted on the NASDAQ proprietary system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or proprietary system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document to its customer that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common shares in the United States and shareholders may find it more difficult to sell their shares.

(20) ONCE TRADING COMMENCES, THE PRICE OF OUR SHARES MAY EXPERIENCE SUBSTANTIAL VOLATILITY. In recent years, the securities markets in the United States and Canada, particularly in respect of mining companies, have experienced a high level of price and volume volatility, and the market price of securities of many mineral exploration companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values, or prospects of such companies. The price of our common shares is also likely to be significantly affected by short-term changes in the price of capital, or in our financial condition or results of operations as reflected in our quarterly earnings reports. Other factors unrelated to our performance that may have an effect on the price of our common shares, once they are trading, if at all, include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow our securities; lessening in trading volume and general market interest in our securities may affect an investor’s ability to trade significant numbers of our common shares; the size of our public float may limit the ability of some institutions to invest in our securities; and a substantial decline in the price of our common shares that persists for a significant period of time could cause our securities to be delisted from the exchange or proprietary market on which the Shares may then be traded, further reducing market liquidity.

(21) IN THE ABUNDANCE OF CAUTION, COMPANY MANAGEMENT WISHES TO MAKE THE FOLLOWING SUPPLEMENTAL SCHEMATIC DISCLOSURES APPLI-CABLE TO THE COMPANY AND ITS SPECIFIC TECHNOLOGIES. PROSPECTIVE INVESTORS ARE ENCOURAGED TO REVIEW THE FOREGOING RISK FACTORS DISCLOSURES AND ARE REMINDED THAT THE MULTIPLE TECHNOLOGIES CONSTITUTING THE IP PORTFOLIO ARE ALL DESCRIBED IN APPROPRAITE DETAIL IN “DESCRIPTION OF BUSINESS”:

(a) Product Development

(applies to CyberSoft, Border Sense, Ebox, Intelliclad and System 10)

Our products are at the prototype/concept/early stage of development. There may be unan-ticipated outcomes from the upcoming lab and field tests required to bring the products to readiness for industrial production and associated commercialization. Such unanticipated outcomes may result in delays of market launches, higher than budgeted costs as well as, in extreme cases, inability to bring the product to market. The risk is higher for products at an earlier stage of development.

(b) Manufacturing Under Licensing Agreements

(applies to CIPPS, Border Sense, Ebox, Intelliclad and System 10)

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Sensortecnics will not engage in manufacturing of end user products, instead our business model is to license our technologies. Under such an approach to manufacturing, Sensortecnics will not be responsible for the end product, but this approach subjects us to dependence on manufacturing partners to produce the products under licensing agreements. There is no assurance that our manufacturing partners will develop the ability to meet the full extent of both the volume and the quality requirements of our products.

Some licensing agreements are being negotiated by us, but none have yet been concluded. For example, as to CIPPS® (Critical Infrastructure Pipeline Protection System) assigned from an affialite, we are in discussions with large U.K. utility companies for development of a completely intelligent “smart pipes” product, for consultancy, products and services-and, if an agreement is consummated as being discussed, we would expect to develop the product directly with that utility’s approved pipeline manufacturer. In this case, we provide printed sensors on a roll which is then sent to the customer’s pipe manufacturer who in turn builds the finished product.

Unanticipated delays in concluding the licensing agreements and/or setting up the production process in accordance with our specifications, due to the novelty, complexity and high technical requirements of the products, could occur. Moreover, our manufacturing partners may be unable to procure a sufficient supply of necessary raw materials and input components for the manufacturing of the products, where such raw materials and/or input components are not widely available.

(c) Customer acceptance

(applies to CyberSoft, Border Sense, Ebox, Intelliclad and System 10)

There is no assurance that the Company’s products will be adopted by their target markets and/or will achieve sufficient penetration in these markets to support sustained profitable operations.

Some of the targeted market segments (for example, Border Sense and Intelliclad) are very specialized/concentrated and/or small in terms of the number of prospective customers. The small size of the potential customer base increases the customer acceptance risk.

Some of the targeted market segments (for example, Ebox and System 10) are in developing economies with customer bases having low purchasing power. On the basis of the future manufacturing costs, the Company may not be able to offer its products at prices affordable in these market segments.

(d) Competition

CIPPS: Competitive solutions are offered by others, including large international players and industry leaders like GE and Siemens--although we believe that their solutions are technologically inferior to ours. Such competitor solutions are primarily based on data analytics and predictive risk modelling, rather than on detection of actual issues in real time

CyberSoft: A range of competitive solutions exists offered by a large and diverse pool of software companies.

Border Sense, Ebox, Intelliclad, System 10: While currently there are no directly comparable competitive solutions, they may be developed in the future, a situation we have no control over.

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(e) Intellectual Property Infringement

(applies to CIPPS, CyberSoft, Border Sense, Ebox, Intelliclad and System 10)

The Company’s products will employ patent and other intellectual property protection. However, in markets in which intellectual property rights are not properly enforced, such as the developing economies targeted for Ebox and System 10, the envisioned protection may not be sufficient.

(f) Health and Environment

(applies to CIPPS, Border Sense, Ebox, Intelliclad and System 10)

The Company’s products based on nanotechnology may be exposed to currently unknown health and environmental issues. The health and environmental risks posed by nanotechnology have not yet been studied sufficiently. Concern exists as to the potential toxicity of the technology and its products and applications.

It is noted that Sensortecnics’s potential liability arising from the above mentioned currently unknown health and environmental matters will be limited, since the direct responsibility for the production and installation of the end products will be borne by the manufacturing partners. As an example, if Intel develops the microprocessor and then the computer manufacturer develops the end product, Intel’s risks are limited the chip not the final product. Hence, the health and environment risk outlined relates more to our product’s acceptance than to product liability.

IF ANY POTENTIAL ADVERSE DEVELOPMENTS WERE TO ARISE FOR THE ABOVE STATED OR FOR OTHER REASONS, IT IS POSSIBLE THAT INVESTORS COULD LOSE THEIR INVESTMENT.

ITEM 4

DILUTION

Dilution represents the difference between the Offering Price per share and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution of the value of the Shares you purchase is also a result of the lower book value of the Shares held by our existing stockholders.

Dilution arises mainly as a result of our arbitrary determination of the Offering Price of the Shares being offered. As a result of there being no established public market for our Shares, the Offering Price and other terms and conditions relative to our Shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price for the Shares or the fairness of the Offering Price used for the Shares.

As of October 31, 2018, the net tangible book value of our shares of common stock was $0 (and accordingly $(0.00) per Share) based upon 20,335,000 shares outstanding prior to this Offering.

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If you invest in our Shares, your interest will be diluted to the extent of the difference between the public Offering Price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this Offering. Our net tangible book value as of October 31, 2018 was $0, or $(0.00) per Share of outstanding common stock. Without giving effect to any changes in the net tangible book value after October 31, 2018 other than by the sale of 8,333,333 Shares in this Offering at the initial public Offering Price of $6.00 per Share, our pro forma net tangible book value will be $49,984,998 or $1.74 per share of outstanding common stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our Shares in this Offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $1.74 per share of capital stock to existing shareholders and an immediate dilution of $4.26 per share of common stock to the new investors.

The following table illustrates this per Share dilution:

	166,666 Shares (%)	4,166,167 Shares (50%)	8,333,333 Shares (100%)
Offering Price per share	$6.00	6.00	6.000
Net tangible book value per share before Offering	$0	0	0
Increase per share attributable to new investors	$.05	1.02	1.74
Pro forma net tangible book value per share after Offering	$.05	1.02	1.74
Dilution per share to new investors	$5.95	4.98	4.26

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of Shares of common stock purchased, the total consideration paid, and the average price per Share paid, on a range from 166,666 Shares (2.03% of the Offering) and the $49,999,998 maximum amount being offered under this Offering Circular:

Price per share

Net tangible book value per share before offering

Net tangible book value per share after offering

Increase to present stockholders in net tangible book value per share after offering

Capital contributions

Number of shares outstanding before the offering

Number of shares after offering held by existing stockholders

Percentage of ownership after offering

Applicable to purchasers of Shares in this Offering if all 8,333,333 Shares sold:

Price per share: $6.00

Dilution per share: $4.26

Increase to present stockholders in net tangible book value per share: $1.74

Capital contributions: $49,999,998

Number of shares outstanding after offering: 28,668,333

Percentage of ownership by public after offering: 29.1%

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Applicable to purchasers of Shares in this Offering if 4,166,667 Shares sold:

Price per share: $6.00

Dilution per share: $4.98

Increase to present stockholders in net tangible book value per share: $1.02

Capital contributions: $25,000,002

Number of shares outstanding after offering: 24,501,667

Percentage of ownership by public after offering: 17.01%

Applicable to purchasers of Shares in this Offering if 166,666 Shares sold:

Price per share: $6.00

Dilution per share: $5.95

Increase to present stockholders in net tangible book value per share: $0.05

Capital contributions: $999,996

Number of shares outstanding after offering: 20,501,666

Percentage of ownership by public after offering: 0.81%

The applicable percentages of ownership are based on an aggregate of 20,335,000 shares of our common stock issued and outstanding on October 31, 2018 .

Future Dilution

For business purposes, we may from time to time issue additional common stock, which may result in dilution of then existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. While not applicable at this time, dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. If in the future the number of Shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing Shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the common stock will not occur in the future.

Shares Eligible for Future Sale.

Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices. Furthermore, since only a limited number of Shares may be available for sale shortly after this Offering because of contractual and legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after the restrictions lapse could adversely affect the prevailing market price for our common stock as well as our ability to raise equity capital in the future.

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As of October 31, 2018, we had outstanding 20,335,000 shares of common stock, par value $0.01 per share. Unless held by an affiliate (see below), all of the Shares sold in this Offering will be freely tradable once the Company commences trading on an exchange or proprietary trading market. An additional number of Shares will generally become available for sale in the public market from time to time thereafter upon expiration of their respective holding periods under Rule 144 discussed below, a portion of which will be subject to Rule 144 volume limitations.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the effective date of the Offering of which this Offering Circular is a part, any person who is not deemed to have been a Company affiliate for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned their Shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction, subject to the Company’s compliance with the public information requirements of Rule 144. In addition, under Rule 144, any person who is not an affiliate of ours and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the closing of this Offering without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates who beneficially owns shares that were purchased from us, or any affiliate, at least six months previously, are entitled to sell upon expiration of any lock-up agreements, within any three-month period beginning 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately shares immediately after this offering; or

•	If exchange traded, the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales of restricted shares under Rule 144 held by our affiliates or persons selling shares on behalf of our affiliates are also subject to requirements regarding the manner of sale, notice and the availability of current public information about us. Rule 144 also provides that affiliates relying on Rule 144 to sell shares of our common stock that are not restricted shares must nonetheless comply with the same restrictions applicable to restricted shares, other than the holding period requirement.

ITEM 5

PLAN OF DISTRIBUTION

This Offering will be offered in as many as all 50 states and remain open for 90 days following its qualification and will terminate on October ___, 2019, unless extended by us for up to an additional 180 days or terminated sooner by us in our discretion regardless of the amount of capital raised. There is no minimum amount to be raised but each investor must invest at least $1200 or other multiples of $600. Once a subscription is received, subscription funds may be transferred by us directly from the Company’s administrative account into our operating account for use as described in this Offering Circular. We are offering a maximum of 8,333,333 shares of common stock on a “best efforts” basis through registered broker-dealer/selling agent firms. Once subscriptions are accepted during the Offering Period, subscribers have no right to a return of their funds.

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The Shares will be offered on a “best-efforts” basis through broker-dealer(s) which are registered with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Offering Circular, selling agreements had been entered into by us with ____ broker-dealer firm, ________ LLC. Selling commissions of from __%-8% of the Offering Price may be paid to broker-dealers who are members of FINRA with respect to sales of Shares made by them in connection with the Offering. We may be required to indemnify participating broker-dealers and possibly other parties with respect to disclosures made in the Offering Circular. Regardless of whether the Offering is consummated, the Company will pay ________ up to $12,500 of its outside counsel fees and expenses and for all other reasonable and documented out-of-pocket expenses (subject to any limitations imposed by FINRA rules, regulations or interpretations).

__________, as selling agent, will receive either:

•	Eight percent (8%) of the Offering Price on subscriptions raised by the selling agent; or

•	For its services as executing broker on subscriptions raised by the Company, ___percent (__%) of the Offering Price on subscriptions raised on the Company’s IPO website, namely www.Sensortecnics.com/ipo

A copy of the associated agreement between such executing broker and the Company [is be an exhibit to the Form 1-A relating to the Company’s Offering filed with the SEC.

We reserve the right to enter into posting agreements with equity crowdfunding firms not associated with FINRA members, in connection with this Offering, for which we may pay non-contingent fees as compensation. No compensation will be paid to any principal shareholder, officer, director or any affiliated company or party with respect to the sale of our common stock for their introduction of friends, family and business acquaintances.

We are selling the Shares through commissioned sales agent(s) acting on a best efforts basis using our website, www.Sensortecnics.com/ipo to provide notification of the Offering.

This Offering Circular, once this Offering Statement is qualified, will be furnished to prospective investors via download 24 hours per day, 7 days per week on the above http://www.Sensortecnics.com/ipo website. In order to subscribe to purchase the Shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH.

The Shares are being offered by the Company through its engaged selling agent(s) or affiliated broker group(s) on a “best efforts” basis. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected. (See “Risk Factors.”)

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Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this Offering at any time, regardless of the number of Shares that have been sold. If any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

Any FINRA broker-dealer will receive selling commissions of ___ (__) to eight (8) percent of the Offering Price which selling agent may re-allow and pay to participating FINRA broker dealers who sell the Company’s Shares.

In order to subscribe to purchase the Shares, a prospective investor must complete, sign and deliver the executed Subscription Agreement to Sensortecnics Inc. and either mail or wire funds for its subscription amount (payable to Sensortecnics Inc.) in accordance with the instructions included in the Subscription Agreement.

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason. If any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, these promotional materials will not give a complete understanding of this Offering, the Company or the Shares and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) under the Securities Act which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon SEC qualification, the aggregate purchase price to be paid by the investor for the Shares cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor’s most recently completed fiscal year are used instead.

The investment limitation does not apply to accredited investors, as that term is defined in Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria:

•	a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and having no reason to believe that net worth will not remain in excess of $ $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth; or

•	a natural person who has individual annual income in excess of $200,000 in each of the two most recent years or joint annual income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects an income in excess of those levels in the current year.

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An entity other than a natural person is an accredited investor if it falls within any one of the following categories:

•	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

•	a tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

•	a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) under Regulation D; or

•	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, and registered investment companies.

The Company, subject to Rule 255 of the 1933 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, television and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent Offering Circular filed with the Commission. We have plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search-based advertising, search engine optimization and our website.

Please note: We will not communicate any information to prospective investors without providing access to the Offering Circular. The Offering Circular may be delivered through the website (to become accessible once this Offering is declared effective) or through email or by hard paper copy and/or the equity crowdfunding platform selected.

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By whatever means received or communicated, all of our communications will be Rule 256-compliant and will not amount to a free writing Offering Circular. We will not orally solicit investors and no sales will be made prior to this Offering Statement being declared effective/qualified and a final Offering Circular is available.

Prior to the acceptance of any investment dollars or subscription agreements, we will determine which state the prospective investor resides in. Investments will be processed on a first-come, first-served basis, up to the maximum offering amount of $49,999,998.

Once qualified by the SEC and FINRA and likely concurrent with the Offering being terminated, we expect to receive a listing on the highest available exchange or proprietary trading market for which the Company qualifies, at minimum OTC Bulletin Board or a similar medium managed and overseen by OTCMarkets Group, Inc. or NASDAQ (See Risk Factor (9).)

Offering Expenses

Irrespective of the number of Shares sold in this Offering, the Company is responsible for all offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants and other professionals we engage; (ii) fees and expenses incurred in the production of offering documents, including design, printing, photograph and written material procurement costs; (iii) all filing fees, including FINRA and any blue sky filing fees; (iv) all of the legal fees related to the registration and qualification of the offered shares under applicable state securities laws and FINRA clearance; and (v) our transportation, accommodation and other road show expenses.

Pricing of the Offering

Prior to the Offering, there was no public market for the Shares offered. The initial public Offering Price was arbitrarily determined by our Board of Directors. The principal factors considered in determining the initial public Offering Price include:

•	the information set forth in this Offering Circular and otherwise available to our sole director;

•	our history and prospects and the history of and prospects for the lines of business industry in which we compete;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

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Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Offering Period and Expiration Date

This Offering will start on or after the date this Offering Circular is declared qualified and effective by the Commission and will terminate 90 days later unless we extend the offering up to an additional 180 days.

Procedures for Subscribing

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription documents upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our administrative account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will be asked to countersign the subscription agreement and issue the Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable and investors are reminded that there is no minimum associated with this Offering.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the offered shares.

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In order to purchase offered shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

ITEM 6

USE OF PROCEEDS

We are offering for sale a total of 8,333,333 shares of our common stock at a fixed price of $6.00 per share for the duration of this Offering. There is no minimum offering, meaning that we will retain the proceeds from the sale of any of the offered Shares. The Offering is being conducted on a best efforts basis by FINRA member firms. (See “Plan of Distribution.”) The Shares will be offered for sale at a fixed price of $6.00 per share for a period of 90 days from the effective date of this Offering Circular, unless extended by our board of directors for an additional 180 days. If all of the Shares offered by us are purchased, the gross proceeds to us will be $49,999,998.

The proceeds to the Company from the sale of the shares of common stock (the “Shares”) offered hereby (before associated organization and offering expenses) are estimated to be approximately $49,999,998 if the maximum Offering is achieved (See “Capitalization” below). The following illustrates the Company’s estimated application of proceeds (% in parentheses). As a point of comparison, we have added a column assuming a relatively nominal $999,998 is (or 83,333 Shares are) sold during the up to 9 month Offering Period.

Sensortecnics Inc. (the “Company”) is seeking to raise equity financing pursuant to Regulation A under the Securities Act of 1933. The proceeds received from the sale of Shares will be used to fund our research and development of innovative technology assets and the launching of the resulting products on the market, including the related working capital requirement. The proceeds to the Company from the sale of the shares of common stock (the “Shares”) offered hereby (before associated organization and offering expenses) are estimated to be approximately $49,999,998 if the Maximum Offering is achieved, $25,000,002 if the Mid-Point Offering is achieved, and $999,998 if the Assumed Offering is achieved. The following illustrates the Company’s estimated application of proceeds.

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Footnotes

The following is an overview of the intended application of the proceeds of the Offering over a period of 12 months with inbuilt contingency for a period of 6-12 months, as a function of the success of the Offering’s raise:

(1)	R&D costs comprise both the scientific research that will be completed in order to develop the general and specific technologies on which the Company’s products will be based, and the product development to bring the specific technologies to the market. In general, costs that will be invested in R&D relate to the overall process to take the technologies from their current state of concept/prototype to market readiness. The utilisation of funds for R&D spend is in line with all major IT technology companies allocating an amount between 5-20% of total funds raised to R&D while the balance is used to develop its the foundation of the business.

Research Costs will include license fees for the use of externally developed patents, legal and other costs to register internally developed patents, as well as outsourced service as the Company will recruit some research staff on an ad hoc basis as required to complement the capacity of its own team (refer also to the notes relating to personnel cost further below). If the assumed is raised, the Company intends to invest $100,000 in research activities. If the mid-point is reached, we intend to invest $6,000,000 and, if the maximum is reached, we intend to invest $12,000,000.

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Product Development Costs can be directly associated with each specific technology that the Company will develop and bring to market. They comprise the cost of the necessary equipment and software, the production cost of prototypes, and the manufacturing setup cost that will be incurred together with joint venture industry partners.

While product development has many sub-components, our objective is simply to take, in the order of commercial priority, each product from a technology readiness level to finished certified product to market and commence generating revenues for the Company. The product development processes we will use are industry standards:

-	EVT - Engineering Validation and Testing
-	DVT - Design Validation and testing
-	PVT - Production Validation and Testing

If the assumed is raised, the Company intends to invest $190,000 in product development, including $160,000 in the Cybersoft (Beta project name Altronus), technology and $30,000 in the Border Sense technology. If the mid-point is reached, we intend to invest $5,000,000, including $2,000,000 in the Cybersoft technology, $2,000,000 in the Border Sense technology and $999,998 in the Ebox technology. If the maximum is reached, we intend to invest $10,250,000, including $4,100,000 in the Cybersoft technology, $4,100,000 in the Border Sense technology and $2,050,000 in the Ebox technology.

The technologies in which the Company will invest the proceeds from the sale of the Shares for product development are those considered by it as most promising in terms of marketability and profitability. The Company’s management believes that a strong focus on a smaller number of technologies in the Company’s initial stage will be more productive and have a higher probability of success, compared to simultaneous investment in all technologies in its portfolio.

The total investment in R&D Costs of $290,000, if the assumed is raised, will not be sufficient to bring any of the Company’s products to the market, but it will be utilized to build the foundations for Sensortecnics’s CyberSoft and Border Sense and move the business forward until we receive the next tranche of investment.

In contrast, further $10,710,000 invested in R&D Costs, if the mid-point is raised, i.e. a significantly higher investment of $11,000,000 in total, will allow the Company to complete the prototype of a small section of the border wall which will be used to showcase the technology to the US Government and other international customers, in order to secure an order book and initiate manufacturing with its industrial partners for Border Sense. At the same time, CyberSoft, being a suite of data protection tools designed to safeguard organisations’ digital information from servers, computers and personal devices as well as protect our energy supply infrastructure, is a software tool with most components ready for testing. We plan to launch CyberSoft to market within 12 months and start revenue generation.

Ebox (smart solar energy harvesting system in a modular unit) is a more complex piece of technology. It will take longer to get to market—we anticipate up to 3 years, as well as a greater amount of investment. This product will continue to be developed, if funding for it is secured of at least $5 million.

Still further $11,250,000 invested in R&D Costs, if the maximum is raised, i.e. $22,250,000 in total, will enable Sensortecnics to launch at least two products on their respective markets by the end of 2020. The investment in a sound IP foundation, long-term partner relationships and a sustainable customer base will lead to the building of a successful, cash flow generating business which will then be in a position to internally fund the necessary R&D for the remaining products in its pipeline.

It is further noted that the R&D Costs presented in the schedule represent a mix of internal and external resources the Company plans to use for its R&D activities. Proceeds from the sale of Shares will also be invested in personnel and premises costs for the internal R&D team that the Company will develop which are included in the overall personnel and premises costs presented under “General and administrative costs”. Notwithstanding the classification, the relevant portion of these costs also represents R&D activities. Premises, engineering specialist staff and equipment are generally the largest R&D cost for technology companies. For Sensortecnics these costs are exceptionally low as the Company has full access to its predecessor Datatecnics Corporations’ R&D facilities in the UK and its pool of engineers, located in the Centre for Process Innovation (CPI) in the UK.

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(2)	Product Launch Costs relate to the commercialization of the specific technologies developed through licensing agreements or joint ventures with industry partners. They comprise sales and marketing costs, including web and print advertising, the production of various marketing materials including promotional video, and roadshows. The spending will be in accordance with a Sales & Marketing Budget which will be approved by the Company’s Board of Directors and will be reflected in a detailed media plan developed by professionals. If the assumed is raised, the Company intends to invest $100,000 in product launch costs. If the mid-point is reached, we intend to invest $2,850,000 and, if the maximum is reached, we intend to invest $5,900,000. If any differentiating amount between $1m and $50m is raised then a pro rate amount will be spent resulting in the total spend to be the same as forecasted. This is applicable to all cost centres.

(3)	General and Administrative Costs primarily relate to personnel and premises. The Company intends to create a global centre of excellence in the US which will be a base for developing and sustaining a valuable pool of sophisticated skills underpinning further R&D. Personnel and premises costs will also cover sales and marketing personnel, management and administration. Further general and administrative costs include accounting and legal fees as well as other costs necessary for the set up and maintenance of the Company’s operations. IPO expenses are also included. If the assumed is raised, the Company intends to invest $509,998 in general and administrative costs. If the mid-point is reached, we intend to invest $6,150,002 and, if the maximum is reached, we intend to invest $10,849,998.

(4)	The proceeds from the sale of Shares will also be used to finance the necessary working capital of the Company. If the assumed is raised, the Company intends to invest $100,000 in working capital. If the mid-point is reached, we intend to invest $2,500,000 and, if the maximum is reached, we intend to invest $5,000,000.

(5)	If the Company succeeds in raising equity at the mid-point or above, a part of the proceeds from the sale of Shares will be invested in an Acquisition Fund. The Acquisition Fund will be used to invest in promising concepts and technologies developed outside of the Company to expand the Company’s portfolio and potentially pre-empt competition. This will also bring in a readymade customer base and revenue streams. If the mid-point is raised, the Company intends to invest $2,500,000 in the Acquisition Fund and, if the maximum is reached, we intend to invest $6,000,000.

Although the Company intends to utilize the proceeds of the Offering as disclosed above, the Company’s Board of Directors will have significant discretion as to the final use of the proceeds.

ITEM 7

DESCRIPTION OF BUSINESS.

Formation

The Company was formed on October 8, 2018, as a Colorado corporation. We are an innovation company in the field of nanotechnology and Artificial Intelligence (AI) that specializes in developing “intelligent” based solutions for mission-critical applications primarily in the Infrastructure, Energy and Environment and Security sectors.

Sensortecnics is committed to sustainability through innovation and its vision is centered on driving positive change through cutting-edge technologies. The Company’s Mission is to make the world a better place through creative thinking and innovation with its proprietary smart sensor technologies driven by machine learning AI software engines.

The Company was established by Mohammed Zulfiquar, computer scientist and entrepreneur with 35 years of industry experience and credibility, and a long track record of patents and awards in novel, disruptive technologies. In 2011, Mr. Zulfiquar founded Datatecnics Corporation (“DTC”) in the UK through which he created a suite of products and registered patents aimed at improving sustainability through nanotechnology. The technologies originated by DTC are the basis for the operations and planned future product development of Sensortecnics in the US.

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Business Model

Our core focus is to develop solutions to solve some of the world’s major problems as highlighted in this Offering Circular and then to commercialize those solutions through licensing and/or joint venture agreements with industry partners. A number of such agreements are currently in discussion.

We submit that our business model is very similar to Qualcomm, http://www.qualcomm.com/(namely invent and innovate groundbreaking solutions—leaving product manufacturing and commercialization to our industry partners). To further develop that comparison, Qualcomm develops the mobile phones, chipsets and strong patents solutions, but it generates the majority of its revenues from Intellectual IP licensing.

We also plan to receive the bulk of our revenue streams through IP licensing of technologies we own, control or to which we have access. This model, we believe, enables us focus on our core competencies, technology innovation and leveraging our industry partners to accelerate their business through our smart technologies.

Our business model is also very similar to the Intel model: developing our technologies to certain Technology Readiness Levels (TRLs), but not to full production, and then rolling out the products in cooperation with industry partners. Said another way, it is our objective to develop the technologies while our partners will commercialize such technologies into finished products.

This business model, we strongly believe, will “de-risk” our business operations, reduce our cash requirements and increase shareholder returns more quickly.

We contend that the backbone of Sensortecnics will be our existing Intellectual Property (IP) and, prospectively, our ability to easily invent and innovate new IP. Over the past seven years, the Company’s affiliate (DTC) has developed an extensive IP portfolio and, under its ethos of “continuous innovation”, has filed 24 patents, some of which have been ranked within the top 5 patents in the IP League Table 100, run by the leading IP company Metis IP based in Glasgow, UK Sensortecnics has secured exclusive licenses for the US over the most promising concepts and technologies developed by DTK and will continue the technology-related R&D activities, with further 20+ patent applications planned for 2019 and around 50 planned for 2020. These include several other novel applications for its sensor array technologies, including sensor arrays, photonics technologies, MEMs, Printed Electronics (PE) and AI software algorithms.

Business support so far has generally been provided on a freelance/contract basis rather than through employees. The Company has six employees and recruits support, research and other staff on an ad hoc basis as required, with a current consultant count standing at about 50. This model has proved to be extremely cost effective and efficient during the early development stage of the business allowing us to arrive at the current stage at a (relatively) minimum cost without compromising the quality of the creative and professional resources used. As funds are raised from the Offering, we intend to develop our in-house team (largely based in the US) supported by an ongoing U.S recruitment program to continue to grow with the business. A majority of these people will industry sector scientists to design and develop its ongoing IP portfolio and then build IP licensing business.

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Operations

The Company will develop its finished products through its joint venture (JV) or licensing agreement relationships. The Sensortecnics team will work, in our opinion, very closely with its manufacturing partners until the finished product is commercialized—with the Sensortecnics technologies deeply embedded and tested into the products of its Original Equipment Manufacturer (OEM).

We have no intention to go into high volume product manufacturing, that is not our core competency.

We plan to address the infrastructure, utilities, security and energy markets, including both the private and the government sector, with proprietary technologies which are the subject of a number of both previously issued and pending/planned patents. In addition to the patents, we have registered several incontestable trademarks to protect pipeline products we plan to bring to market.

Our current pipeline comprises the following five products:

•	CyberSoft (Beta name Altronus) – a data security tool to protect corporate and government assets in the water, gas and other key infrastructure sectors from a cyber outage; protecting personal data by digital quantum keys embedded within the files. When transited electronically, these files can be tracked by the owner and self-deleted (destructed) when needed.

•	Border Sense – next generation border walls with embedded technologies to ensure total security for countries’ borders, prison walls and other specialized applications.

•	Ebox – energy harvesting solar box, the world’s first small self-contained energy harvesting unit, ten times more efficient than traditional solar panels and considerably cheaper.

•	Intelliclad – Smart Buildings, Smart Cities applications, sensors and software to ensure residents are safe in high-rise buildings with real time risk monitoring, automated fire extinguishing response through smart hydrants and rapid exit through external smart EE-Pods (emergency Exit Pods).

•	System 10 – an off-grid portable water purification system using nanotechnology to purify water without the use of chemical or membranes through a nano bubble process.

A more detailed discussion of each of those technologies follows.

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CyberSoft

CyberSoft is a suite of software programs designed for data protection. The name of the beta project is “Altronus”, Greek for defender and protector. The name of the final, commercially available product may change.

CyberSoft’s product development is around 75% complete. The product will continue its development for vertical sector products and different language platforms such as Microsoft Windows, Oracle and SAP, etc. We plan for a full scale product rollout in Q1 2021.

Problem 6.4 billion: The number of fake emails sent worldwide—every day

•	50%: The number of local authorities in England relying on unsupported server software

•	31,946,181,599: The total number of records containing personal and other sensitive data compromised between January 2017 and March 2018

•	550 million: The number of phishing emails sent out by a single campaign during the first quarter of 2018

•	71,464: The number of government officials in one state using “Password123” as their password

•	22 million: The number of stolen identities used to make fake comments during a US inquiry into net neutrality

•	USD $729,000: The amount lost by a businessman in a scam combining “catphishing” and “whaling”

•	USD $3.62 million: The average cost of a data breach last year

People around the world are becoming increasingly dependent on smart devices. Sending and receiving massive amounts of data back and forth, we rely on the transfer and storage of data on a daily basis. Hackers and cyber attackers know this and know how to steal data for their profit. With the increasing amount of data businesses and its customers are producing comes an increasing number of people maliciously trying to obtain it.

In 2017, there were increases in ransomware attacks, financial fraud and massive data breaches. It was a busy year for security practitioners, and 2018 has been no different, with new global regulations, redesigned threats to new devices, and ways seeking to combat those threats. A new report by digital security specialists Gemalto reveals that 945 data breaches led to a staggering 4.5 billion data records being compromised worldwide in the first half of 2018, with the total number of breaches down year-on-year—but the number of records compromised up 133% as the severity of those attacks increase. The US is the number one target for such attacks.

Targeted attacks are often state-sponsored, though some have been by private groups. A nation might try to spy, disrupt, sabotage or rob from another entity. Again, the US is the No. 1 target.

It’s not a statistic you’d want to own, but the US is not alone. Here is a breakdown of the top 10 countries affected by targeted attacks between 2015 and 2017.

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Solution

CyberSoft has been designed to protect personal data through unique traceability and embedded data fingerprint capability which will destroy any files abused or ends up in the wrong hands.

CyberSoft has been in the making for almost five years by DTC, designed to deliver the next generation of data security software for computers and mobile devices. CyberSoft’s unique method of delivery and monitoring of the movement of confidential data files offers an exceptional level of security to the owner of the original file. In a world where every business’s lifeline is its computer data, it is important for organizations to ensure all data is logged, tracked and delivered safely and securely to their target locations with absolute assurance.

CyberSoft works in the following way: a unique digital signature known as a quantum key is attached to the file which needs to be protected. The quantum key integrates both quantum physics with a qbit (quantum bit) and a computer data bit (data byte). When these two technologies are combined together, they form a super lock which is impossible to break. This level of security is far beyond the standards currently used by the US Government in their data security systems.

Once the file has been sent, the user can then monitor its movement from any browser. Should the recipient try to forward the protected file, or copy or transmit it to a non-prespecified location, or should the file otherwise arrive at a location other than the intended one (i.e. a specified computer with BIOS and HW ID Match), an automatic signal is sent to the owner of the file. Following that, depending on the owner’s instructions, the file will either self-destruct or its contents will be blacked out.

A further feature CyberSoft offers is its ability to trace and locate a person’s personal data across billions of data sets across all platforms, such as Facebook and media companies. CybserSoft can then remove these files from any platform, if the owner wishes to do so. Whether it is your personal files on a social media platform or business documents across emails, CyberSoft offers the owner of the data a real level of security.

The CyberSoft application is easy to use. It resides on a principal server or is hosted. It monitors all data on a given computer by creating a Software Audit Map (“SAM”), maintaining secure data logs of all data movements.

Cybersoft is an open platform-based architecture designed to be easily configured to customers exact requirements. It is easily integrated into a range of available platforms, including IOS, Windows, SAP, Oracle and machine code. Application configuration to industry sectors can be made easily by CyberSoft integration tools which helps software engineers rapidly deploy the tool at low cost.

Cybersoft is currently being tested at Saudi Aramco, and government agencies in the UAE through our OEM partner (Original Equipment Manufacturer) to monitor data movements and back intrusion into Critical Infrastructure Assets (CIA).

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Commercialization

Our business model to commercialize our technology is through partnerships. We will launch the product directly on a small scale for live integrity testing, in parallel with commercialization through corporate partners and application by direct customers (such as government bodies), other entities in the public sector and under Large Scale Volume Licensing (LSVL). Our objective is to achieve simple, low costs and low risk quick routes to market.

Border Sense (Next Generation Border Protection Solutions)

Problem

Most of the world’s border defenses are aged, broken and not fit for their intended purpose. Very relevant to the US-Mexico border wall, Border Sense is a brand-new invention by Mr. Zulfiquar on which he has so far worked through DTC in the UK. It is a “smart” border wall designed from the ground upwards to address not only the currently newsworthy US-Mexico border wall paradigm, but importantly numerous other opportunities throughout the world. The expected revenues will be base on potentially a very large market. Border control is a perennial issue faced by almost all countries of the world and is particularly problematic for countries with long on-land borders—since harder to effectively monitor and police, while at the same time being much easier to cross than sea borders. One such border, which has been the subject of much debate in recent years, is the US-Mexico border.

A typical method for border control is to erect some form of barrier along the border in order to deter or physically stop people from entering the country unlawfully. More rudimentary barriers include wire fences which may be lined along the top with barbed wire. Such fences are particularly ineffective as they are very easily breached (e.g. with wire cutters) or scaled.

An alternative is to instead erect a tall, thick, solid wall (such as steel-reinforced concrete), which is more difficult to scale and breach. However, such walls take a long time to build, require a huge amount of materials and are hence extremely expensive (especially for particularly long borders), and cannot be easily upgraded, replaced or repaired.

A further fundamental problem with typical border control barriers is their inability to stop or detect people tunneling underneath them, which effectively renders them obsolete.

It would therefore be advantageous to provide a wall suitable for border control applications which can sense when someone is trying to tunnel under it.

It would further be advantageous to provide a wall suitable for border control applications which can sense when someone is trying to tunnel under it, which is also cheaper, quicker to install, easier to replace, easier to repair and/or easier to upgrade than currently-used barriers.

It would be yet further advantageous to provide a wall suitable for border control applications which can sense when someone is trying to tunnel under it, which can also sense when someone is trying to scale it and/or when it is breached or damaged (for example if someone tries to break through it or knock it down).

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Solution

Border Sense is externally a normal wall, but internally it is deeply embedded with state-of-the-art technologies to protect breaches from the front, i.e. attempts to go through the wall; breaches from below, i.e. from tunneling; and breaches from the top, i.e. from climbing over. A series of sensors continuously monitor the wall and its perimeter for a range of threats and communicate information in real time. The features include video capture with facial recognition involving deep machine leaning analytics to identify and cross-reference the trespasser to databases across the world by sharing data with other government bodies in the same and in other countries. They further include fingerprint detection which records and then cross-references fingerprints to other government databases. Border Sense has the potential for creating the world’s largest fingerprint landscape with a capability of detecting a million fingerprints per minute. Finally, Border Sense also includes ground penetrating radar (GPR) that monitors for breaches below the surface, again a world first feature.

The core technology architecture of Border Sense is based on DTC’s CIPPS Smart Pipeline Technology of TFT Thin Film Technology) with embedded smart printed sensors through OPE (Organic Printed Electronics) to which Sensortecnics has secured an exclusive license and consists of a mixture of technologies delivering an intelligent autonomous system, a future-proof facility. The main specification of the wall built with the Border Sense technology, more appropriately called Smart Digital Barrier, are the following:

•	Modular structure easily constructed, repaired or upgraded. The interchangeable, pre-produced modules are constructed from steel columns with thin concrete rows.

•	The modules will be self-powering, using Thin Film Technology (TFT) photovoltaics.

•	An extra layer: Embedded within the surface of each module will be a thin layer of graphene film. Graphene is a revolutionary super composite 100 times stronger than steel and more conductive than gold. This will give the wall an inner strength of steel, thus making penetration almost impossible.

•	Digital sensors will be embedded in the modules during manufacturing. The top panels will be imbedded with micro touch sensors on polyethylene terephthalate (PET) triggered when physically touched. This is a matrix of invisible, not discernible micro sensors.

•	A robotic track with smart camera system with facial recognition capabilities will travel across the entire wall length scanning persons of interest within the perimeter mapped zone, facilitating rapid response. Modular units positioned at central points will ensure real-time coverage of entire length, again for rapid response. The intelligent camera system will record biometric data of persons of interest which is then fed directly to Homeland Security central servers.

•	GPR senses across the entire wall and is integrated with the infrastructure showing any breaches underground such as tunneling.

•	Through the above listed features, the Smart Digital Barrier will monitor a range of critical data sets which will be transmitted in real time to different authorities, as predetermined. Any potential breach of the barrier will send real time data with location information and images, including to the nearest border police unit.

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•	Software algorithms involving AI and machine learning will be specially developed to process and clean the data collected by the sensors for a seamless interface with other US databases and with databases of its allies in order to be able to identify, monitor and track any person of interest picked up by the sensors.

•	Portable drones situated at strategic points will be connected digitally. These are autonomous vehicles which will be activated as and when required to track persons of interest. Data collected by the drones will be immediately and automatically transmitted to central control. Drones will return to their secure self-charging stations automatically.

•	Virtual wall sub-sections of “wall” can be specifically tailored for locations where installing a physical wall is not feasible.

•	The Smart Digital Barrier will require minimal maintenance as it will be digitally protected against failure, damage or physical breaches.

The functions offered by Border Sense can help all governments across the world build a safer and more secure future for everyone. In its present conceptual form, the Smart Digital Barrier was specifically developed for the US Government. Sensortecnics has submitted a grant application to develop a working model pre-commercialization. The Company is currently engaged with representatives of the White House to present the technology and develop a working model for inspection by the President and all security agencies. The proposition is to design a completely novel framework for a resilient low-cost Smart Digital Barrier to solve an age-old problem using our core innovative technologies coupled with reconfigured and optimized existing security systems. We believe this proposal is significantly more advanced than any “wall” proposed so far to the US government and will provide a more sophisticated and humane method of securing the borders of the United States.

Cost angle

From a cost perspective, we have used all our research data for the US Government Border Sense proposal. Our initial focus is the US market. Other countries and market sectors will follow.

For the US Government Border Proposal, our research suggests there are various project cost estimates for the new US-Mexico border wall, ranging from $8 billion to $67 billion. President Trump estimated that the wall can be built for a figure ranging from $8 billion to $12 billion, and his first budget request in fiscal 2018 was for not less than $5.6 billion toward planning, designing and building it.

Congressional Republicans said they expect it would cost from $12 billion to $15 billion, based on what it cost to build existing border fencing. According to Reuters, an internal Department of Homeland Security report said the wall could cost up to $21.6 billion. Independent estimates have been much higher. A study published in the MIT Technology Review said a 1,000-mile (let alone a 2,000) wall would cost from $27 billion to $40 billion. The study estimated:

•	$8.7 billion for concrete

•	$4.6 billion for steel

•	labor costs at $14 billion to $27 billion.

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Separately, Bernstein Research calculated $15 billion to $25 billion for labor, land acquisition and construction costs.

Based on Trump’s 2017 budget request for $2.6 billion to plan, design and build 75 miles of wall, Democratic Senator Claire McCaskill’s office estimated the per-mile cost would be about $37 million, or nearly $67 billion for the entire 2,000-mile border.12 Dec. That is a staggering $7,115 per foot.

Sensortecnics’ s Border Sense wall is estimated to cost considerably less, our estimated costs are around $1,000 per foot, $5.2m per mile, 7x cheaper than McCaskill’s office estimates.

Border Sense costs are far less than competitor options as it our wall does not need the height, the thickness or the material intensity. The security comes from the technology.

We are convinced that the expense of a traditional wall, including the required regular maintenance, will be more than compensated by Sensortecnics’ s integrated Smart Digital Barrier technology at a fraction of the cost.

Ebox

Ebox is a photovoltaic based electricity generator housed in a modular unit about the size of a washing machine. It is designed to produce electricity via an energy harvesting process involving the capture of ambient light through a small light collection unit based outside.

The light collection unit is about the size of small tennis ball. The light then travels through the fiber channels. The light is then processed by Ebox’s photonics (light technology), one light particle at a time using quantum computing processors. Like other Sensortecnics’s technologies, this concept is, we believe, a world’s first.

Traditional roof based bulky and expensive solar panels convert only a fraction of the sun’s energy into electricity, with an average absorption rate of 14%, Ebox’s innovative architecture and design enables the unit to concentrate the sunlight in a repeated loop to intensify the electricity generation. Ebox achieves a much higher sunlight absorption rate of 50%+ through a mix of patented technologies and processes, the innovation lying in the smart chip algorithms which processes each light cell into low cost highly concentered energy particles. The higher sunlight absorption rate immediately overcomes the insulation problem, enhancing Ebox’s great potential. The excess electricity, not immediately utilized by the Ebox unit owner, can be stored in a battery or sold on the market through the electricity transmission grid. This could have significant promise for emerging economies which are currently at the mercy of antiquated or unreliable electric infrastructure. Ebox utilizes a readymade subcomponent, including TFT (Thin Film Technology) photovoltaic cells. The IBM Q. quantum processor, Nasa x11, light processor processes the associated energy particles produced. The important point here is that Sensortecnics has used some of the most robust components to develop its unique electricity harvesting system at low risk and low cost of ownership but with quicker deployment to commercialisation.

Ebox is currently in development, with a working beta design beds and TRL Level 10 components technology readiness level. The full Ebox completed system is estimated at Technology Readiness Level (TRL) 3-4 meaning that it is expected to be market ready within 2-3 years of investment. Final field/trial test will to be on a relatively large scale (around 1,000 customers) for at least 9 months.

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Problem

Global warming is a very real threat to humanity which is something almost all of the major countries agree on.

The ozone shield is a layer in the stratosphere of the planet with just the right size (almost miraculously) to reflect the excess ultraviolet radiation that comes from the Sun (which would be harmful to life on Earth). This layer only allows 70% of the incoming solar radiation to reach the atmosphere. This amount of radiation provides the exact levels of heat and light that allow the existence of life on our planet.

This ozone layer is composed of the so-called Greenhouse Gases (GHG) that include water vapor, methane, nitrous oxide, ozone, chlorofluorocarbons, hydrofluorocarbons and carbon dioxide (CO2). The accumulation of GHG creates a layer that reflects the UV radiation and concentrates the incoming heat from solar radiation in the atmosphere of the planet. This allows planet Earth to keep its temperature levels within ranges suitable for living. Otherwise, Earth would be too cold for the existence of life.

This is a natural process called Greenhouse Effect, and it has occurred over millions of years. However, increasing the amount of GHG above normal values has a negative effect on Earth’s temperature because the layer becomes thicker than what it should be and heat increases radically, leading to high-temperature values with bad consequences for the planet.

Solar energy has been around for a number of years and, although solar energy technologies have improved over the years, the principal model has not changed much, namely a number of solar panels are installed on roof tops or other surfaces in a sun facing direction. However, issues with the current solar panel technology are widely known. The productivity of solar panels remains at a low level with efficiency in the range of 14%, the remainder being dispersed as heat. with a ROI payback period of 5-7 years.

Furthermore, solar panels can only produce electricity in clear sunny weather. These efficiency problems are compounded by the fragility of existing solar technology which is often hampered by seemingly insignificant events such as stray leaves, wind or even dust. The inverter stack, which is an inherent part of the technology, is the part most susceptible to failure – yet according to a WHICH study, 28% of customers needed to replace or repair it within the initial two years. This means that the installation of solar panels can be an enormous commitment risk--especially given the significant initial outlay by the consumer, while maintenance of the installed panels can be insufficient.

Further negative factors impacting conventional solar panels include that they require local authority planning permission and look ugly. On a more logistical level, solar panels cannot be easily relocated, which is off-putting for transient populations such as private renters.

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From a cost perspective, the technology, which has received much government backing in recent years, is still 5-11 times more expensive than the production of electricity by conventional methods. Part of this is due to the cost of semiconductors which are usually manufactured in Asia and reliant on supportive import tax regimes. The UK government was highly supportive of solar energy for a number of years, offering household grants in order to facilitate installation. However, in 2016 it announced the end of its solar energy scheme. As a result, installations fell by 75%, proving that the industry is highly price sensitive.

On the other hand, the environment in the US has been less receptive. The recent revocation of tax breaks for solar panels has led to the cancellation of $2.5 billion in installation contracts. Installation of solar panels is predicted to decrease in 2019 and 2020 by 20% and 17% respectively. In addition to the impact of the tax breaks revocation, the solar industry in the US is currently suffering also from the high import duties on Asian imports.

In addition to solar panels being expensive to install, repairs to the installation can be expensive because each panel has to be removed from its location and then replaced with another unit.

Solution

Ebox redefines the whole solar panel concept from an end user application perspective setting, in our opinion, new industry standards. It is innovative since it does not require direct sunlight to hit the panels. The innovation lies inside the Ebox, in how single light cells are collected, and then processed, into low cost energy.

Ebox has the same energy output as 10 conventional solar panels of one square meter each. Currently its current energy output is around 13 kW, expected to double every three years going forward as photovoltaics sensors and LLP technologies improve, i.e. at a rate comparable to that for computer memory technology which has doubled every 2-3 years since the 1980s.

Ebox is small, is standalone and easily stored internally or externally.

•	Sunlight collection externally to the Ebox enables a more efficient system configuration compared to traditional solar panels.

•	Ebox does not require a planning permission or, to reiterate, direct sunlight.

•	Ebox is low maintenance due to in-built computerized self-diagnostic systems.

In addition to its greater efficiency and utility, Ebox is a far more economical alternative and would not be reliant on government subsidies to survive. In fact, its efficiency in terms of price positioning is a major feature. Furthermore, despite the recent curtailment of cost incentives in the US and the UK, customer demand for the panels retains a significant potential. As electricity shortages are becoming increasingly common, it is unlikely that sustainable sources of energy will lose appeal to industries and consumers alike. In our experience, the awareness of climate change issues is growing and government initiatives globally are likely to increase. Hence, we expect to be able to benefit from subsidies and grants in various countries, without reliance on any individual scheme to create a viable market.

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Ebox’s simple but unique modular configuration, which can be best compared to a computer server cabinet, can easily be scaled to meet end-user requirements. In addition, Ebox can be expanded over time and, accordingly, the investment can be phased in over time. A household can slowly ramp up its investment by adding more than one receiver, as the receiver itself is cheaper to produce. This makes it an attractive proposition for environmentally conscious and financially conservative middle classes. Sensortecnics estimates the cost per household at under $5,000, with a target price of $2,500 per unit, undercutting the production costs of the incumbent electricity producers. Sensortecnics plans to offset the impact of the currently imposed import duties on Asian imports through strategic relationships with manufacturers within the UK and the US.

Commercialization

With 19 trillion watts of electricity required globally every year in a market worth in excess of $1.5 trillion per annum, the opportunities are vast.

The traditional model of electricity transmission via large central power stations is obsolete and ill-suited to currently emerging economies. In many developing countries, centralized power distribution is unreliable and expensive. This deficiency means that half the world’s population struggles to join the global economy.

We foresee a large market especially in rural areas with limited access to the grid where our product will still be affordable and more than capable of meeting local energy requirements. This technology could have far reaching benefits for such populations: it is estimated than 1.5 billion people worldwide are without access to electricity, a problem which is most acute in sub-Saharan Africa. This method of localized electricity generation could solve this substantial issue.

A further attractive characteristic of the Ebox is its lack of reliance on water in order to produce electricity – current figures suggest that 39% of the water in the USA is used for the production of electricity.

Sensortecnics intends to produce Ebox under a series of licensing agreements whereby electricity companies will provide and lease the units to villages and local communities.

Intelliclad®

Intelliclad is a system of non-combustible cladding panels which contain embedded Sensortecnics’ smart micro sensors. It is designed to monitor the safety conditions of buildings through three core modules:

•	Firstly, micro-sensors monitor the safety and integrity of the tower block in real time, with inbuilt multiple failsafe systems. In the event of an emergency, Intelliclad triggers an alert to emergency services, followed by a sequence of automated SMS messages to residents and fire marshals.

•	In case of a fire, Intelliclad sends risk data (on people count, location and hazard conditions) to emergency response services in advance of their arrival, allowing them to manage both the situation and the safety of those involved, saving them crucial time and allowing them to attend the scene prepared.

•	Simultaneously, Intelliclad’s system activates “Smart Hydrants” (externally positioned rapid response hydrants) acting as force multipliers for emergency fire services through their completely autonomous assistance. The hydrants travel directly to the fire within seconds to extinguish the flames – a revolutionary approach to dealing with the early stages of high-rise fires.

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Phase II of the development of Intelliclad will be Emergency Evacuation Pods (“EE-Pods”) which will enable the evacuation of those trapped inside the buildings via a series of external pods or smart lifts situated on the roof of the high-rise. Although still in the concept phase, we intend to use kinetic and friction energy-controlled intelligent software to enable the movement of pods to the affected areas once the fire has been extinguished. It is hoped that residents or workers could then leave the high-rise and be transported down up to 50 floors in under two minutes. Sensortecnics plans to develop this module jointly with an elevator manufacturer while maintaining control over IP and know-how.

Problem

Increasing worldwide urbanization has generated a boom in vertical construction (rather than traditional low-story developments). This is particularly true in the UK where the spiraling cost of land has led to more than £450 ($571.5) billion high-rise construction in the past twelve months alone. There are currently 500 high-rise structures in the UK’s construction pipeline, of which 70% are destined for use as homes. This reliance on tower block buildings has led to heightened risk assessment and safety concerns in recent years.

Worldwide, there are 211,722 tower blocks in the largest 100 cities. With global urbanization gathering pace – and heading skywards – residential health and safety has become more relevant than ever.

Casualty figures in high rise tower fires are often increased by two factors: the installation of combustible cladding due to poor regulation (a common occurrence in the UK) and the inability of the emergency services to reach those trapped inside.

The major risk factor in such vulnerable structures’ centers on accessibility: fire services are unable to reach floors over 32 meters (ten stories) high – yet British planning regulations state that only one staircase is needed in a high-rise, leaving just one major point of exit. Following the Grenfell Tower disaster in June 2017 (in which 72 people died), the UK government resolved to investigate and improve existing standards and regulation for high-rise safety. An interim report by the UK’s Health & Safety Executive was scathing about the UK’s current fire safety regulations, condemning them as “not fit for purpose”. It is widely hoped that there will be some legislative changes to boost current standards. Nonetheless, the logistics of accessibility and evacuation remain a pressing concern. Following the Grenfell Tower disaster, local authorities and private owners have been working to identify any high-rise residential buildings that are clad with potentially unsafe material. Some 6,000 buildings have been assessed in this large-scale, complex task. Of these, some 297 private sector buildings have been identified as using Aluminium Composite Material (ACM) cladding. As a result, retrofitting of unsafe cladding is currently driving demand for cladding products in the UK.

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Solution

From a health and safety perspective, Intelliclad can offer numerous benefits, including swift notification of any fire outbreak and a more efficient targeting of the fire itself. We envision that the cost of building upgrades would be offset by a lower fire risk profile, which would feed into lower insurance premiums.

A benefit of Intelliclad is nanotechnology’s intrinsically economic features, highly significant when examining the safety upgrading of high rises. Current technology would require investment exceeding £42 billion at about £2 million per tower block, just to align them with current global safety standards. In comparison, the Intelliclad system adds only around £300,000 to the cladding panel costs.

The cost of retrofitting existing tower blocks is significant. Meanwhile, reluctance to invest is often cited as a cause of insufficient safety standards and indeed was said to be one of the underlying causes of the Grenfell tragedy. Moreover, many tower blocks in the UK and further afield are run by authorities as social housing and, as such, may not be particularly amenable to such an expense. Intelliclad is likely to be welcomed as a viable alternative for these authorities although such discussions are yet to take place.

Commercialization

Following rigorous testing of Intelliclad, we have entered into a trial tests with Metalline Services LTD, a leading architectural metalwork manufacturer based in the West Midlands. Metalline has worked on many award-winning buildings such as The Curve in Slough and Number One Valentine Place, winner of the 2013 New London Architectural Award for an office building.

According to the terms of agreement, the marketing and development of a client base will be the responsibility of Metalline, which plans to offer its cladding with inbuilt sensors as an option. Intelliclad is now at the production stage and awaiting initial contracts. Sensortecnics is currently approaching local authorities in the UK which are highly committed to upgrading the cladding in the wake of the Grenfell disaster.

The Grenfell fire has brought to light the importance of cladding technologies and materials (combustible materials being the cause of the fire’s severity) and the market in the UK is growing rapidly as a result, with many local authorities and private developments under pressure to retrofit safer cladding solutions. The market is now estimated at £90 million and due, to this size, Sensortecnics will need to seek further partnerships with other cladding, construction and architectural framework manufacturers to generate a series of global licensing agreements

System 10

System 10 is a greywater reclamation technology that delivers fresh water to World Health Organization (WHO) standards. Sensortecnics’s proprietary System 10 technology involves the processing of water at a microscopic level, separating out the impurities by molecule pressure measured by nanoparticles. System 10 uses a mix of underlying fundamental technologies, primary nanoscale Atomic Force Microscopy (“AFM”) and nano bubble particle separators eliminating the need for filters or membranes. In this way, System 10 is able to remove an estimated 90% of viruses and bacteria at a fraction of the cost compared to other technologies. The processing is powered by photovoltaic units to facilitate the use of System 10 in the poorest parts of the world where there is no electricity.

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System10 is now ready for laboratory testing, as the product development stage is estimated at TRL 6-7, similarly to Ebox. Sensortecnics intends to use a portion of the proceeds from the Offering to complete field tests.

Problem

Only 0.007% of the world’s water is potable fresh water. This is becoming an increasingly precious resource as the global population continues to grow unabated. According to the UN, water use has grown at twice the rate of population in the last century and it is estimated that, by 2025, 1.8 billion people worldwide will be living in areas plagued by water scarcity. This is a particular issue in the Middle East and Africa where a combination of poor water management and decreasing natural resources has led to a crisis in terms of access to water. Desertification in certain areas means that 85% of available water is diverted to agriculture. Despite this effort, countries such as Yemen are currently unable to produce enough food to support its population. Rich countries are not immune either: UAE is the largest consumer of water in the world, yet its water table is dropping by one meter per year. While such dry countries may turn to desalination, this is not an adequate solution long term, since it depletes minerals from the water and excess salt is often dumped into the sea, exacerbating environmental problems further.

Although the most severe water concerns lie in the Middle East and Africa, these concerns are fast becoming a global problem. It is predicted that the demand for water will rise by 55% between 2000 and 2050. The US Environmental Protection Agency (EPA) estimates that at least 40 states will be suffering from water shortages by 2024.

Greywater recycling offers one solution to these pressing issues. The global water recycling and reuse market was valued at approximately $13.67 billion in 2017 and is expected to generate revenue of around $32.17 billion by the end of 2024, growing at a CAGR (Compound Annual Growth, a UK Financial terms) of around 13% between 2018 and 2024. Current technologies involve the processing of clean used water, often from a kitchen or bathroom sink/shower. Conventional methods include biological systems, such as constructed wetlands or living walls and bioreactors or membrane bioreactors which are a variation of the activated sludge process and are also used to treat sewage. Some greywater systems function mechanically, using sand filtration, lava filter systems and systems based on UV radiation.

Nonetheless, these established methods are unable to cleanse grey water of dangerous bacteria and waterborne viruses to a level that would satisfy WHO water standards. This means that greywater is currently destined for home and garden use only rather than being able to assist meaningfully with the supply of potable water.

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All current greywater reclamation strategies require chemically treating water to remove impurities, viruses and bacteria. This may make water sterile, but it also makes it unfit for human consumption and poses a threat to groundwater, soil and marine life.

Wastewater treatment typically consists of three phases as follows:

•	The primary treatment method consists of screening, filtration and sedimentation to remove solids.

•	The secondary treatment method currently consists of using bacteria and/or algae to consume biological matter to render the water safer. Up to 85% of suspended solids can be removed via this process. However, the water is still unsafe to drink and, as can be understood, utilizing bacteria to digest biological matter ensures considerable amount of bacteria remains in the water.

•	The tertiary treatment method consists of chemicals such as chlorine to further reduce the biological load. It is expensive and still delivers limited results as the water remains unsafe to drink.

Major wastewater treatment companies at the moment include Veolia (market cap ~$12 billion) and Ecolab (market cap ~$30 billion). The majority of wastewater treatment plants are, however, owned and operated by smaller local or quasigovernmental bodies. The nature of the market has resulted in relatively low levels of innovation. Current solutions are cumbersome and inadequate when dealing with large volume of water. Traditional wastewater operators are heavily burdened with wasteful, uneconomical assets and operations. Current water reclamation in much of the world takes place through sewage treatment plants. These large-scale works require considerable investment and are limited in scope in terms of where they can be placed.

Solution

Sensortecnics envisions System 10 as a significant contributor to the water recycling industry, offering a solution to many of the current problems outlined, and is aiming to target both industrial and personal users. The initial focus will be the households and the charities markets where it will be able to deliver a genuine step-change in capability.

The following benefits of System 10 are outlined below:

•	Eliminates more than 90% of bacteria and viruses and removes oils, detergents, heavy metals and proteins.

•	Eliminates odors, bad taste and discoloration. Conventional water reclamation technology often relies on “detesting” equipment to make water palatable. System 10’s chemical-free purification system negates the use of these products and delvers clean water immediately.

•	Modular and scalable: Like our other technologies, System 10 is designed to scale easily.

•	System 10’s unique modularity allows easy configuration for all types of users.

•	Zero membranes used: Physical filters – which are used by most water companies – rapidly become soiled and contaminated. System 10 eliminates the need for filters.

•	Chemical free: System 10 is completely chemical free and produces potable water at a far higher yield than conventional methods.

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•	Low power consumption: System 10 easily adapts to existing energy infrastructure and can be configured to receive solar power for green energy operators.

•	Internet of Things (IoT) ready. Like our other technologies, System 10 will feature a remote monitoring capability with in-built diagnostics to ensure performance meets stated parameters.

•	Automation: Unlike competitor technologies, System 10’s integrated intelligence will test input water to ensure its water purification operates at peak efficiency. A further automated check will take place to ensure delivered water is pure.

Possibly the most important aspect of System 10 are its self-testing and self-reporting capabilities: In essence, the system can manage itself by using proprietary technology to detect when water purity drops below a defined level, which would then halt the processing and supply of water. This would greatly alleviate the burden on water companies for the testing procedures.

A further, environmental benefit of System 10 is its ability to also oxygenate water. Many cities across the world suffer from “dead zones” in nearby bodies of water where excessive pollution caused by faulty wastewater treatment technologies has left lakes, rivers and seas completely bereft of life. Through System 10 increasing Dissolved Oxygen (“DO”) levels, purified water can once again become a thriving home to life and a replenishable, sustainable source for aquaculture worldwide.

Commercialization

System 10 is currently at the laboratory testing stage and we plan to allocate some of the proceeds from the Offering towards completing its product development. Further development work is required around self-testing, power and water purity balance. The product is targeted for full scale rollout between 2021 and 2022. We plan to be shipping units before then but mainly for large scale field and live testing working with strategic vertical partners (utility companies) with whom Sensortecnics intends to work under a series of licensing agreements.

System 10 was initially designed for industrial water purification system. However, that plan has been changed to prioritize the small, low-cost affordable units for the domestic and charities markets to provide clean drinking water in poverty and war-stricken markets. To answer the needs of these markets, System10 will be low-priced (under $2,000). Nevertheless, the Company also sees a potential market amongst the water-heavy industries and will proceed to address them at the next stage.

Sensortecnics’ initial target markets for System 10 are:

•	Charities: The initially targeted market will be charities providing or financing clean water to those who currently lack access. The Company has already secured interest from water charities such as Muslim Aid and Islamic Relief and the government of Iraq which intends to purchase the system (and is in discussions with other organizations).

•	Households: Sensortecnics is currently in talks with Unilever to create a bespoke system which would be fitted and used in residential settings. Our vision is that one day every home will have System 10 installed providing clean drinking water free of plastic, lead and other contaminants, a global problem for all developed countries and in particular in the US where a majority of states have advised their residents not to drink tap water.

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R&D

R&D facilities in the UK

DTC, Sensortecnics’s affiliate, has been able to carry out its R&D activities at a highly discounted rate thanks to UK government support through the availability of R&D facilities at various UK locations. The benefit provided in this form is valued at around £500,000 ($634,950), primarily through initiatives such as Innovate UK and the European Growth Fund which have supported the business in completing Proof of Market (POM) and Proof of Concept (POC) studies. A major achievement was the awarding of a dedicated facility at the Centre for Process Innovation (CPI) which is the most advanced R&D facility in the UK for Printed Electronics. This center is the UK Government’s flagship OPE R&D facility developed at a cost of more than £500 ($635) million. The valuable in-house resources of the facility include close to 300 technical experts across many levels and fields and the equipment to fast track the entire R&D process at a fraction of the commercial cost. The cost of using the facility is approximately £200,000 ($254,000) for a two-year agreement. To put this in context, we understand that the cost to develop the same resources on one’s own would exceed £30 ($38) million.

The agreement for the use of the facility runs for two years until September 2020 and can be extended, if needed. Sensortecnics will benefit from this R&D facility both directly and indirectly by being an exclusive licensee for the technologies developed by DTC as well as by being able to conducts its own R&D.

It is further noted that, were the CPI agreement to be withdrawn by the UK government for any reason, the R&D processes could be transferred to alternative sites, thanks to DTC’s membership in the Organic Printed Electronics (“OPE”) industry. Based in Germany, OPE will allow us access to the Innovation Lab facilities in several sites around the world. It is thought that the ramifications of Brexit will not affect this access.

R&D facilities in the US

Mr. Zulfiquar, through DTC, has extensive experience in procuring R&D resources not only from government agencies, but also from private partners. CIPPS, DTC’s major project, has alone benefited in R&D goodwill for more than £10 million from organizations such as CPI, Parlex, UU, SAP Saudi Aramco and NPL. This includes free consultancy support, use of fabrication facilities (FABS), testing, product simulation and materials design.

Sensortecnics in its capacity of DTC’s affiliate draws on this experience and has earmarked a number of US based potential technology support partners to provide similar services. One of them is Parc, Rank Xerox’s R&D division, which is the world number one in PE. We are advised the cost of building a dedicated, own R&D center would be around $100 million. Hence, the business model utilized by the Company presents a very significant saving to its investors. However, in procuring such resources, Sensortecnics seeks to strike a fine balance between the access to much needed R&D and the retention of full control over its IP and will avoid arrangements requiring it to render rights to the partner.

The Company is also exploring any grants or subsidies that it may be entitled to in the US .

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Marketing Plan

Sensortecnics intends to use proceeds from the Offering to bring its technologies to market in a structured and methodical way with a focus on the on the most market-ready product first – see Post Investment Landscape for further details. Its key products are discussed below (in order of proposed release):

We are in the process of completing a detailed Sales and Marketing plan with breakdown of all activities including sales, marketing, public relations (PR) and investor relations (IR).

We will price less than the perceived value premium to penetrate the market and seek ultimate payoff from geometrically growing associated consumable residuals, similar to HP.

ITEM 8

DESCRIPTION OF PROPERTY

As of the date of this Offering Circular, we use the offices (without charge to the Company) of our Chairman, CEO and Principal Shareholder, namely Mohammed Zulfiquar—adapting as appropriate. Our office address is 90 Canal Street, 4th Floor, Boston, Massachusetts, 02411, United States of America.

Our telephone number is 857-323-9025. Currently, this space is sufficient to meet our needs. We do not foresee any significant difficulties in obtaining any required additional space if needed. We do not own any real property.

Our UK offices will be relocated in 2020 to 36 Calthorpe Rd, Birmingham, West Midlands, United Kingdom. The offices will house our headquarters; offices and a small in-house manufacturing facility. The property is owned by DTC. The monthly rent is yet to be confirmed but will be a maximum of $10,000 per month. The lease will be flexible (1) year rolling, that we will be able to continue to renew on a year to year basis for as long as necessary.

Sensortecnics has full access to the team and equipment at DTC’s R&D facility. This is based in the North East Technology Park (NETPark), Sedgefield, County Durham, UK and is a part of the Centre for Process Innovation (CPI). The UK Government has invested more than $650 million in developing this facility, which specialises in emerging technologies such as Printed Electronics (PE), Smart Materials, MEMS and Nano Sensors. Sensortecnics, under an IP Assignment Agreement, is charged at cost plus a 5% margin for use of equipment and resources. The agreement will ensure that Sensoretcnics has at its disposal all the resources it requires for the development of all its technologies.

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ITEM 9

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section of the Offering Circular includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like, believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this Offering Circular. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our forecasts.

The Company was only recently organized, on October 8, 2018. There is no historical financial information about us upon which you can base an evaluation of our performance. As reflected in the attached financial statements, the Company has had very limited operations and has had neither revenue nor profits, since we are currently an exploration stage company. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise and prosecution of our acquisitive, capital intensive business plan as outlined in “Description of Business”.

Our auditors have issued a going concern opinion on the financial statements for the year ended October 31, 2018. The Company’s ability to continue as a going concern is dependent upon a successful Offering and the completion of the product development and commercialization of our products. The Company believes that a well subscribed Offering will make that possible. In the absence of any arrangements to raise additional funding, other than through this Offering, if we do not succeed in raising the necessary capital, we will either have to suspend operations until funding is procured or cease operations entirely.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Assuming a successful completion of this Offering, our operating plan for the following 12 months is summarized below:

•	Hire executives and key R&D and sales personnel on a full-time and ad-hoc basis, based on needs and the availability of finance

•	Establish bases of operation for product development and business development

•	Proceed with product development for CyberSoft and Border Sense as outlined in “Use of Proceeds” and “Business Development”

•	Continue the establishment of contacts and the discussions with potential manufacturing partners

•	Marketing activities and business development in accordance with our Sales & Marketing budget as outlined in “Use of Proceeds”

As of October 31, 2018, we had cash on hand of $0 for our operational needs. Currently our operating expenses are approximately $0 per month. The Company has approximately $0 in debts as it begins operations concurrently.

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ITEM 10

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Officers:

1. Mohammed Zulfiquar	CEO
2. Stela Ivanvcheva	CFO and Treasurer
3. Richard Drake	Director

Employees: Sensortecnics is a newly formed entity and currently has no paid employees.

CEO – Mohammed Zulfiquar

CEO and Founder, Mohammed Zulfiquar. Mohammed has over 35 years of experience in the mainframe computer industry and expanding out over a 35 year career into computer design, software engineering, risk and disaster recovery management, and now heavily into AI (artificial Intelligence), machine learning and nano sensors. Mr. Zulfiquar also has extensive management experience at board level. He was trained by IBM’s Disaster Recovery division in the 1980s and went on to work for Ericsson Defence Systems for U.K. and International Defence.

Mr. Zulfiquar is the recipient of several notable awards for innovation and contribution to the ‘Risk Assurance’ markets. In 1999, he pioneered Eaton’s ‘wafer chip fabrication restoration’ processes and has since filed almost 40 patents (some pending) for novel technologies. It is estimated that he has successfully delivered over USD10bn recovery projects on behalf of global insurers.

Mohammed will lead Sensortecnics team with his clear vision, technical and strong business experience.

CFO – Stela Ivancheva

Sensortecnics has appointed Stela Ivancheva as interim CFO. Stela is a transaction advisory professional with over 20 years of experience, 15 of those with Ernst & Young, where she managed significant projects across manufacturing, telecoms, energy and financial services. Stela has led numerous financial due diligence projects and other advisory engagements in Bulgaria, Greece, Romania and Serbia. Stela is a Director at Baker Tilly, where she leads financial advisory projects in the areas of M&A, compliance, special investigations, inter alia. She holds a BA in Applied Economics and Business Administration from, and is ACCA certified.

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Officers:

With the funds from this IPO (assuming at least $1,000,000 is raised) and/or cash flow, Sensortecnics is anticipating completing the executive employment of personnel needed.

The following table sets forth the names and ages of our current directors, executive officers and significant employees:

Name and Age	Position(s) Held	Date of Appointment	Other Public Company Directorships

Mohammed Zulfiquar (57)	CEO and Chief Architect _____________	Since Inception	EGYF
Richard Drake (59	Director	Since Inception	None
Stela Ivancheva (43)	CFO & Treasurer	Since Inception	None

Terms of Office

Each of our directors is elected by our Board of Directors to serve until the next annual meeting of directors or until their successors are duly elected and qualified. The officers, in turn, are selected by a majority of the Board and serve at the pleasure of the Board. The current slate of directors and officers is outlined above. Our Board of Directors, going forward, will be elected by a majority vote of common stock then outstanding.

Legal and Disciplinary History of Our Officers and Directors.

None. During the last five years, excluding traffic violations and minor offenses, none of the above designated directors or officers has been: (a) convicted in a criminal proceeding or named as a defendant in a pending criminal proceeding; (b) the subject of an entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction, that permanently enjoined, barred, suspended, or otherwise, their involvement in any type of business, securities, commodities, or banking activities; (c) the subject of a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodities Futures Trading Commission, or a state securities regulator of a violation of U. S. Federal or state securities or commodities trading laws, which finding or judgment has not been reversed, suspended, or vacated; or (d) the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limited any of our directors’ or officers’ involvement in any type of business or securities activities. Similarly, none of the above designated directors or officers is a disqualified person under Rule 230.262, Rule 230.505(b)(2)(iii) and Rule 230.506(d)(2)(ii) of the Securities and Exchange Commission. Identification of Significant Employees.

We employ no significant employees other than Mr. Mohammed Zulfiquar, Mr. Richard Drake and Stela Ivancheva, each of whose role in the Company is outlined above.

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Family Relationships

We currently do not have any Sensortecnics’ officers or directors who are related to one another.

Committees

We do not currently have an audit, compensation or nominating committee. Our Board of Directors, currently comprised of three (3) members, is expected for the foreseeable future to act as a “committee of the whole” board and, as such, is not expected to have separate audit, compensation and nominating committees. Following the completion and effectiveness of this offering and after FINRA permits us to have our securities quoted and issues us a symbol, we intend to include one or more independent directors and intend to adopt a charter for each committee.

The audit committee functions being performed by our Board of Directors, currently and for the foreseeable future, requires the oversight and primary responsibility for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls.

The compensation committee functions being performed by our Board of Directors, currently and for the foreseeable future, requires the oversight for implementation and approvals of the compensation structure, including all forms of compensation, relating to our directors and executive officers and periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements.

The nominating committee functions being performed by our Board of Directors, currently and for the foreseeable future, requires selecting individuals qualified to become our directors and in determining the composition of the Board and its committees.

Compliance with Section 16(a) of the Exchange Act.

Section 16(a) of the Securities Exchange Act of 1934 requires directors and executive officers and persons who beneficially own more than 10% of a registered class of equity securities to file initial reports of ownership and reports of change in ownership of common stock and other equity securities with the Commission. Since our inception, and for the foreseeable future, we have not had a class of equity securities registered under the Securities Exchange Act of 1934, as amended; therefore, compliance with Section 16(a) thereof by our officers and directors is not required. Once the Company becomes what is called a “Section 12” reporting company, our officers, directors and greater than 10% stockholders will be required by the Commission’s rules and regulations to furnish us with copies of all Section 16(a) forms they file.

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ITEM 11

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

$0: Salary

$0: Bonus

$0: Other Compensation

$0: Total: 0*

* We have not paid any cash salaries or other forms of compensation since inception to date.

Basis of Presentation for Summary Compensation Table.

There are no employment contracts, compensatory plans or arrangements, including payments to be received from us with respect to any executive officer, that would result in payments to such person because of his resignation, retirement, or other involuntary termination of employment by us, any change in control, or a change in the responsibilities of any of our directors or executive officers following a change in our control.

Outstanding Equity Award.

There are no current outstanding equity awards available to our executive officers.

Long-Term Incentive Plans.

There are no arrangements or plans under which we would provide pension, retirement or like benefits for our directors or executive officers.

Compensation of Directors.

At present, our three (3) directors receive no annual stipend, salary or bonus for his service as a member of our Board of Directors.

ITEM 12

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the information concerning the number of shares of our common stock owned beneficially as of June 20, 2019, by our: (i) directors; (ii) executive officers; and (iii) each person or group known by us to beneficially own more than 5% of the outstanding shares of our common stock.

Unless otherwise indicated, the shareholder listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (2)	Per Cent of Class (3)

Mohammed Zulfiquar (1) (2) (3)	Common	20,000,000	98.352%

All Officers & Directors as Group	Common	20,335,00	100.0%

_______

(1)	For purposes of this disclosure, the address for each director or officer is that of the Company.
(2)	The number and percentage of shares beneficially owned is determined under rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares, which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the other footnotes to this table.
(3)	Based on 20,335,000 issued and outstanding shares of our common stock as of June 20, 2019.

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Changes in Control

There are no present arrangements or pledges of any of our securities, equity or debt, which may result in a change in our control.

Legal and Disciplinary History of Our Beneficial Owner(s)

During the last five years, excluding traffic violations and minor offenses, no officer, director or greater than 5% beneficial owner of our common stock has been: (a) convicted in a criminal proceeding or named as a defendant in a pending criminal proceeding; (b) the subject of an entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction, that permanently enjoined, barred, suspended, or otherwise, his/their involvement in any type of business, securities, commodities, or banking activities; (c) the subject of a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodities Futures Trading Commission or a state securities regulator of a violation of U. S. Federal or state securities or commodities trading laws, which finding or judgment has not been reversed, suspended or vacated; (d) the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limit his/their involvement in any type of business or securities activities; or (e)a disqualified person under Rule 230.262, Rule 230.505(b)(2)(iii), and Rule 230.506(d)(2)(ii) of the Securities and Exchange Commission.

ITEM 13

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

The portfolio of technologies that Sensortecnics controls through assignments and licenses were acquired directly from Mohammed Zulfiquar. We believe that such IP acquisition were on terms commensurate with unrelated third parties. There are no other transactions where management has a direct or indirect personal interest. See Note 9b) to the Financial Statements for more information on these IP assignments and licenses.

As mentioned in “Description of Business” earlier in this Offering Circular, Sensortecnics and DTC are affiliated companies. This Item addresses the relationships between the two entities and answers the following questions:

1.	What is the history of DTC, Sensortecnics’s affiliate?
2.	How and why was Sensortecnics formed?
3.	What is the business relationship between DTC and Sensortecnics?
4.	Is there a special deal or any special benefits to Sensortecnics?
5.	What is the long-term plan for DTC?

What is the history of DTC, Sensortecnics’s affiliate?

DTC is a UK company registered in November 2011, founded by Mohammed Zulfiquar. The company is a private enterprise funded by private investors, primarily friends and family, with total investment to date of around £3 million.

The company was set up to address the aged and failing Oil & Gas (O&G) and water pipeline integrity markets with its concept of “intelligent pipes”. The product was called CIPPS® (Critical Infrastructure Pipeline Protection System).

The company was the world’s first to develop smart sensors to monitor the condition of pipelines and to alert operators months before total outage, saving the industry billions of dollars in lost revenues from leaking pipes. Multiple patents were filed and granted for the invention.

The subsequent years were spent on the long journey from concept to commercialization. Today DTC is recognized as the leader in smart pipeline technologies with customers, including Severn Trent Water, Anglian Water and Saudi Aramco. During this journey the company and its founder and CEO Mohammed Zulfiquar received several prestigious awards for innovation and contribution to industry.

In addition to pipeline technologies, CEO Mohammed Zulfiquar also developed a number of other technologies for the Cyber, Energy, and Infrastructure markets. Those technologies were planned for DTC as a second stage rollout.

Our initial plan was to take DTC public in the USA, but after consultations that plan was changed to creating and newly registering an entity in the US for the IPO while keeping DTC in the UK with a focus solely on pipeline applications.

The reason for this decision was twofold: 1) to allow DTC to remain focused on the Pipeline market while spinning out the products addressing other markets; and 2) DTC cannot go public until Q4 2020 because of the tax breaks received by its shareholders for investing in a high tech business under the UK Government’s Enterprise Investment Scheme (EIS).

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How and why was Sensortecnics formed?

For these reasons it made sense to form a totally new entity in the US, Sensortecnics Inc, that could focus on commercializing all other technologies outside of smart pipes as explained in Item 7 “Business Description” of the Offering Circular.

This strategy gives both companies focus, it also keeps the business case clean and simple for investors and customers. Sensortecnics plans to raise capital through the sale of its shares on the stock exchange to build a great business. The technologies that will be developed by Sensortecnics are very relevant to the US market which will facilitate raising capital there. Furthermore, Wall Street understands better value of innovation and the market potential for such technologies, in particular “Border Sense”, the world’s first smart wall with embedded sensors, setting standards for the next generation of border defenses.

What is the business relationship between DTC and Sensortecnics?

The two companies have a common founder, CEO and majority shareholder, Mr. Mohammed Zulfiquar. His ultimate goal is to act in the best interest of both companies, and it is his plan that at some point in the not too distance future both companies will be merged under the guidance of their professional advisors.

Is there a special deal or any special benefits to Sensortecnics?

Technical Know How

DTC’s team and its founder Mohammed Zulfiquar have the knowhow to take an idea from concept to commercialisation. This knowhow together with vast innovation team resources from within the company, its connections in academia, the UK government, network experts at Innovate UK and industry experts will be made available by DTC to Sensortecnics, giving it a leverage to fast track its journey to market with considerable cost savings.

Facilities

Without a modern, top-notch research and development facility Sensortecnics will struggle to gets its products onto the market quickly.

DTC’s R&D facility is based in Net Park Sedgefield, being a part of Centre for Process Innovation (CPI), R&D park has cost the UK Government more than £500 million to develop.

This is a truly remarkable facility staffed by more than 300 scientists specialising in emerging technologies such as Printed Electronics (PE), Smart Materials, MEMS and Nano Sensors. Through DTC, Sensortecnics will have full access to all of the team and the equipment.

Costs

The abovementioned resources will be made available by DTC to Sensortecnis under an IP Assignment Agreement at cost plus a 5% margin. The agreement will ensure that Sensoretcnics has at its disposal all of the resources it requires, including people, knowhow, and the facilities for the development of all its technologies.

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What are the long-term plans for DTC?

The long-term plan is for DTC to become a part of Sensortecnics through some form of a merger. This will substantially increase the stock value of Sensortecnics, by adding revenue streams arising from the pipeline markets in O&G, Water and Nuclear Power globally.

As such, the merger will benefit the investors in Sensortecnics.

All future affiliated transactions will be made or entered into on terms that are no less favorable to the Company than those that can be obtained from any unaffiliated third party.

ITEM 14

SECURITIES BEING OFFERED

Organized in Colorado October 8, 2018, the Company’s authorized capital stock consists of 250,000,000 shares of common stock (par value of $0.01). As of June 20, 2020, we had 20,335,000 shares of common stock issued and outstanding.

We will be applying for a CUSIP identifier for our common stock and create a trading market towards the end of this Offering on the highest exchange or proprietary trading market for which the Company than qualifies. Although there can be no certainty FINRA will grant us our symbol request, we will apply to have the symbol “SNTC.”

We have not had any trading suspension orders or any other type of administrative action or order issued by the Commission or FINRA at any time from the date of our inception.

The shares of our common stock that were issued prior to this Offering, and that are subject to further “insider” restrictions under Rule 144 within the Securities Act of 1933, bear the following restrictive legend: “The securities represented by this certificate have not been registered under the Securities Act of 1933 as amended, or applicable state securities laws. The securities have been acquired for investment and not with a view toward resale and may not offered for sale, sold, transferred or assigned in the absence of an effective offering for the securities under the Securities Act of 1933, as amended, or applicable state securities laws, unless the company has received an opinion of counsel which is satisfactory to the company, to the extent that such registrations are not required.”

We have not performed a stock split, paid a stock dividend, effected a recapitalization of our securities, entered into a merger, acquired any material asset, partnership or corporation, effected a spin-off or performed a reorganization from our date of inception and no such acts or activities in future are being contemplated.

The following is a summary of the rights of our capital stock as provided in our Articles of Incorporation, Bylaws and as provided under the For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

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Common Stock

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders.

Dividends. The holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of stock, and the holders of Preferred Stock shall not be entitled to participate in any such dividends (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Stock.)

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There are no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us. Our board presently does not intend to seek shareholder approval prior to the issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange rules.

Board Composition and Filling Vacancies

Our Bylaws provide that directors may be removed only for cause and then only by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors. Furthermore, the Bylaws provide that any vacancy on our Board of Directors, however occurring, including a vacancy resulting from an increase in the size of our Board, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum. The limitations on removal of directors and treatment of vacancies, has the effect of making it more difficult for stockholders to change the composition of our Board of Directors.

No Written Consent of Stockholders

Our articles of incorporation do not provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting. Colorado law permits a majority of stockholders to take action pursuant to a written consent so long as (i) a majority of shares owned by the stockholders sign the writing, (ii) each signatory dates his signature and (iii) all of the signatures are dated within 60 days of the effective date of the consent. This may limit a stockholder’s access to and the ability of a stockholder to vote on an action being considered by the Company that would otherwise be required to be presented to and voted on at a validly organized meeting of the stockholders. In the future we intend to present to the stockholders a resolution to amend our articles of incorporation that would prohibit written consents by a majority of the stockholders. If adopted by the stockholders, this proposal may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

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Meetings of Stockholders

Our articles of incorporation and bylaws provide that only a majority of the members of our Board of Directors then in office may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. Our bylaws limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting.

Amendment to Articles of Incorporation and Bylaws

Any amendment of our articles of incorporation must first be approved by a majority of our Board of Directors, and if required by law or our articles of incorporation, must thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of the provisions relating to stockholder action, board composition, limitation of liability, and the amendment of our bylaws and articles of incorporation must be approved by not less than 51% of the outstanding shares entitled to vote on the amendment, and not less than 51% of the outstanding shares of each class entitled to vote thereon as a class. Our bylaws may be amended by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws; and may also be amended by the affirmative vote of at least 51% of the outstanding shares entitled to vote on the amendment, or, if our board of directors recommends that the stockholders approve the amendment, by the affirmative vote of the majority of the outstanding shares entitled to vote on the amendment, in each case voting together as a single class.

Shares Eligible for Future Sale

Prior to this Offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding options or warrants, or the perception that these sales could occur in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

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If all Shares of common stock are sold, 28,668,333 shares of common stock will be outstanding (8,333,333 from the Offering and 20,335,000 previously issued Company founders). The number of shares outstanding upon completion of this Offering assumes:

•	No issuance or exercise of outstanding options or warrants
•	The issuance of 8,333,333 Shares of common stock

All of the Shares sold in this Offering will be freely tradable unless purchased by our affiliates. The remaining shares of common stock outstanding after this Offering will be restricted as a result of securities laws or lock-up agreements as described below. Following the expiration of the lock-up period, all shares will be eligible for resale in compliance with Rule 144.

Rule 701 Inapplicable

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants, or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144. The Company has not adopted such plan and none is currently contemplated.

Lock-up and Market Stand-Off Agreements

Our directors and officer have agreed they will not sell any common stock for a period of 180 days from the date of this Offering Circular.

Trading Suspensions; Administrative Actions

Neither the Company nor the directors or officers have had any trading suspension orders or any other type of administrative action or order issued by the Commission or FINRA at any time.

We have not performed a stock split, paid a stock dividend, effected a recapitalization of our securities, entered into a merger, acquired any material asset, partnership or corporation, effected a spin-off, or performed a reorganization from our date of inception and no such acts or activities in future are being contemplated.

Personal Liability of Shareholders

Under Section 282 of the Colorado Business Corporation Act, as amended, and pursuant to our articles of incorporation, no shareholder may be held personally liable for any debts, liabilities or obligations of the Company.

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PART III EXHIBITS

Exh. No.	Exhibit Description

2.1	Articles of Incorporation and associated Amendments
2.2	Bylaws
3.1	Specimen Stock Certificate
3.2	Subscription Agreement
6.0	IP Documentation
6.0-1	Ebox Technology Assignment Agreement between Mohammed Zulfiquar (Assignor) and Sensortecnics IP Inc. (Assignee)
6.0-2	Intelliclad-Smart Buildings Technology License Agreement between Mohammed Zulfiquar (Licensor) and Sensortecnics IP Inc. (Licensee)
6.0-3	System 10 Water Purification System Technology Assignment Agreement between Mohammed Zulfiquar (Assignor) and Sensortecnics IP Inc. (Assignee)
6.0-4	Border Sense Technology Assignment Agreement between Mohammed Zulfiquar (Assignor) and Sensortecnics IP Inc. (Assignee)
6.0-5	Cybersoft-File Tracker Technology License Agreement between Mohammed Zulfiquar (Licensor) and Sensortecnics IP Inc. (Licensee)
6.0-6

Border Sense, Intelliclad-Smart Buildings, Cybersoft-File Tracker, System 10 Water PurificationSystem and Ebox Technology Transfer Agreement between Sensortecnics IP Inc. (Assignor) and Sensortecnics Inc. (Assignee)

11.1	Consent of Auditor
12.1	Consent of Counsel (included in Exhibit 12.2)
12.2	Opinion of Counsel, Securities Counselors, Inc.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, England on July 1, 2019.

(Exact name of issuer as specified in its Articles of Incorporation as amended):

SENSORTECNICS, INC.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By /s/ Mohammed Zulfiquar

Signature and Title: Mohammed Zulfiquar, Chief Executive Officer (Principal Executive Officer).

Date: July 1, 2019

By /s/ Stela Ivancheva

Signature and Title: Stela Ivancheva, Chief Financial Officer/ (Principal Financial Officer).

Date: July 1, 2019

SIGNATURES OF DIRECTORS:

/s/ Mohammed Zulfiquar                July 1,  2019

Director

/s/ Richard Drake                            July 1, 2019

Director

/s/ Stela Ivancheva                          July 1, 2019

Director

65

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Sensortecnics, Inc.

Birmingham, United Kingdom

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Sensortecnics, Inc. (the Company) at October 31, 2018, and the related statement of operations, stockholders’ equity, and cash flows for the period from October 8, 2018 (Inception) to October 31, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at October 31, 2018, and the results of its operations and its cash flows for the period from Inception to October 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has not commenced operations and has nominal working capital, which raises substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon commencing operations and obtaining capital and financing. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company is currently seeking capital to allow it to begin its planned operations

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Daszkal Bolton LLP

We have served as the Company’s auditor since 2018.

Fort Lauderdale, Florida

June 28, 2019

F-2

SENSORTECNICS INC.

Balance Sheet

October 31, 2018
ASSETS

CURRENT ASSETS
Prepaid professional fees	$15,000

Total current assets	15,000

Total Assets	$15,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Total Liabilities	$-

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock, $0.01 par value, authorized 250,000,000 shares; 20,335,000 issued and outstanding	203,350
Additional paid-in capital	15,000
Accumulated deficit	(203,350)

Total stockholders' equity	15,000

Total Liabilities and Stockholders' Equity	$15,000

The accompanying notes are an integral part of the financial statements

F-3

SENSORTECNICS INC.

Statements of Operations

For the period from October 8, 2018 (inception), to October 31, 2018

REVENUES	$-

OPERATING EXPENSES:
Stock based compensation	203,350

Total expenses	203,350

Net loss	$(203,350)

Loss per weighted average common share, basic and diluted	$(0.01)

Number of weighted average common shares outstanding, basic and diluted	20,335,000

The accompanying notes are an integral part of the financial statements

F-4

SENSORTECNICS INC.

Statement of Stockholders' Equity

	Number of Common Shares	Common Stock	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity

BALANCE, October 8, 2018 (inception)	-	$-	$-	$-	$-

Common stock issued for services	20,335,000	203,350	-	-	203,350
Contributed capital	-	-	15,000	-	15,000
Net loss	-	-	-	(203,350)	(203,350)

Balance, October 31, 2018	20,335,000	$203,350	$15,000	$(203,350)	$15,000

The accompanying notes are an integral part of the financial statements

F-5

SENSORTECNICS INC.

Statement of Cash Flows

For the period since October 8, 2018, (inception), ended October 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(203,350)
Adjustments to reconcile net loss to net cash from operating activities:
Stock based compensation	203,350
Net cash from operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES:	-

CASH FLOWS FROM FINANCING ACTIVITIES:	-

Net change in cash	-

CASH, October 8, 2018	-

CASH, October 31, 2018	$-
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-
Taxes	$-
Non-cash investing and financing activity:
Retainer funded by stockholder	$15,000

The accompanying notes are an integral part of the financial statements

F-6

SENSORTECNICS INC.

NOTES TO FINANCIAL STATEMENTS

(1) NATURE OF OPERATIONS

(a) The Company Sensortecnics Inc. ("STI", "the Company") is a Colorado chartered corporation which plans to conduct business from its future headquarters in the Boston, Massachusetts area. The Company was formed to commercialize in the United States certain Intellectual Property which it has licensed from a United Kingdom company which is related through common ownership. The Company was incorporated on October 8, 2018, and has elected October 31as its fiscal year end.

(2) BASIS OF PRESENTATION AND USE OF ESTIMATES

a) Basis of Presentation

The accompanying financial statements have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") in the United States of America ("U.S.") as promulgated by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") and with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC").

b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

c) Net Loss Per Share

Basic loss per share excludes dilution and is computed by dividing the loss attributable to stockholders by the weighted-average number of shares outstanding for the period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the Company. Diluted loss per share is computed by dividing the loss available to stockholders by the weighted average number of shares outstanding for the period and dilutive potential shares outstanding unless consideration of such dilutive potential shares would result in anti-dilution. The Company has no common stock equivalents.

d) Income Taxes

The Company follows the provisions of ASC 740‑10, Accounting for Uncertain Income Tax Positions. In accordance with the guidance of ASC 740‑10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions that meet the more‑likely‑than‑not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

F-7

SENSORTECNICS INC.

NOTES TO FINANCIAL STATEMENTS

(2) BASIS OF PRESENTATION AND USE OF ESTIMATES, continued

e) Cash and Cash Equivalents

The Company will consider all highly liquid securities with original maturities of three months or less when acquired, to be cash equivalents. The Company has no financial instruments that qualified as cash equivalents at October 31, 2018.

f) Financial Instruments and Fair Value Measurements

ASC 825 requires disclosures of the fair value of financial instruments.

FASB ASC 820 "Fair Value Measurement" clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. It also requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability.

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

g) Impairment of Long‑Lived Assets

A long‑lived asset is tested for impairment whenever events or changes in circumstances indicate that its carrying value amount may not be recoverable. An impairment loss is recognized when the carrying amount of the asset exceeds the sum of the undiscounted cash flows resulting from its use and eventual disposition. The impairment loss is measured as the amount by which the carrying amount of the long‑lived assets exceeds its fair value.

h) Related Party Transactions

All transactions with related parties are in the normal course of operations and are measured at the exchange amount.

i) Revenue Recognition

In May 2014, the Financial Accounting Standards Board, ("FASB"), issued Accounting Standards Codification, ("ASC"), 606, "Revenue from Contracts with Customer" effective for public business entities with annual reporting periods beginning after December 15, 2017. This new revenue recognition standard (new guidance) has a five step process: a) Determine whether a contract exists; b) Identify the performance obligations; c) Determine the transaction price; d) Allocate the transaction price; e) Recognize revenue when (or as) performance obligations are satisfied.

The Company's financial statements are prepared under the accrual method of accounting. Revenues are recognized when pervasive evidence of an arrangement exists, services have been rendered (product delivered), the sales price is fixed or determinable, and collectability is reasonably assured. This occurs only when the product(s) is ordered and subsequently delivered.

F-8

SENSORTECNICS INC.

NOTES TO FINANCIAL STATEMENTS

(2) BASIS OF PRESENTATION AND USE OF ESTIMATES, continued

j) Stock compensation for services rendered

From time to time the Company may issue shares of common stock in exchange for services. The costs of the services are measured at fair value and are charged to operations.

k) Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016‑02, "Leases" which, for operating leases, requires a lessee to recognize a right‑of‑use asset and a lease liability, initially measured at the present value of the lease payments, in its balance sheet. The standard also requires a lessee to recognize a single lease cost, calculated so that the cost of the lease is allocated over the lease term, on a generally straight‑line basis. The ASU is effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Early adoption is permitted. The adoption of ASU 2016‑02 is expected to result in the recognition of right to use assets and associated obligations on its balance sheet.

(3) GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage, has not commenced operations and has no working capital, which raises substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon obtaining capital and financing which will enable the Company to commence operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. The Company is currently seeking capital to allow it to begin its planned operations

(4) RELATED PARTY TRANSACTIONS

From time to time the Company may enter into non-arms length transactions with related parties. These transactions will be valued at fair value or carryover basis, as applicable.

On October 8, 2018, the Company issued 20,335,000 shares of common stock to its founders in exchange for services, the shares were valued at $203,350, the par value of the common stock issued.

(5) PREPAID PROFESSIONAL FEES

During October a principal stockholder of the Company paid a $15,000 legal retainer on behalf of the Company which was recorded as a contribution to capital.

(6) INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the tax effects of differences between the financial statements and tax basis of assets and liabilities. A valuation allowance is established to reduce the deferred tax assets if it is more likely than not that a deferred tax asset will not be realized.

F-9

SENSORTECNICS INC.

NOTES TO FINANCIAL STATEMENTS

(6) INCOME TAXES, continued

The components of income tax (benefit) provision related to continuing operations are as follows at October 31, 2018:

2018
Current tax benefit	$-
Deferred tax benefit	-
Total tax benefit	$-

The Company's effective income tax (benefit) expense differs from the statutory federal income tax rate of 21% as follows at October 31, 2018 as follows:

	2018
Tax benefit on net loss before income taxes	$(42,704)	‑21.00%
Effect of state taxes (net of federal effects)	$(9,415)	‑4.63%
Increase in valuation allowance	$52,119	25.63%
Net tax provision	$-	0.00%

The Company records a valuation allowance to reduce deferred tax assets it, if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. In determining the need for a valuation allowance, an assessment of all available evidence both positive and negative was required. The Company recorded a valuation allowance of $52,119 at October 31, 2018.

In accordance with the provisions of ASC 740: Income Taxes, the Company records a liability for uncertain tax positions when it is probable that a loss has been incurred and the amount can be reasonably estimated. At October 31, 2018, the Company has no liabilities for uncertain tax positions. The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings.

(7) STOCKHOLDERS EQUITY

At October 31, 2018, the Company has 250,000,000 shares of par value $0.01 common stock authorized and 20,335,000 shares issued and outstanding.

On October 8, 2018, the Company issued 20,335,000 shares of common stock in exchange for services valued at $203,350, based on the par value of the shares issued.

F-10

SENSORTECNICS INC.

NOTES TO FINANCIAL STATEMENTS

(8) COMMITMENTS AND CONTINGENCIES

The Company may be subject to asserted claims and liabilities in the future that may arise in the ordinary course of business. The Company plans to secure insurance coverage in the future to mitigate potential losses from these actions. In the opinion of management, the amount of the ultimate liability with respect to those actions will not materially affect the Company's financial position or results of operations.

(9) SUBSEQUENT EVENTS

a) Subsidiary formation

In April 2019, the Company established a wholly owned subsidiary, Sensortecnics IP Inc., under the laws of the State of Nevada.

b) Technology Intellectual Property License from Related Party

In April 2019, the Company, through its newly formed subsidiary, Sensortecnics IP Inc., entered into five (5) licenses for the commercialization in the United States of certain technology IP from an entity related through common ownership. These licenses are perpetual in length and require the Company to pay annual license fees of $10,000 plus 1% of the Company's revenue derived from the use of the licensed technology and an additional 1% of total revenue regardless of source. In addition, the Company can request the related party to perform ongoing research and development of the licensed technology on the Company's behalf at cost plus 5%.

F-11